EXHIBIT 4.01









                        HYPERION TELECOMMUNICATIONS, INC.

                     12% SENIOR SUBORDINATED NOTES DUE 2007




                                    INDENTURE

                            Dated as of March 2, 1999




                         BANK OF MONTREAL TRUST COMPANY


                                     Trustee
















                                                         .


                             CROSS-REFERENCE TABLE*
        Trust Indenture
           Act Section                                                                Indenture Section
        310  (a)(1).............................................................             7.10
             (a)(2).............................................................             7.10
             (a)(3).............................................................             N.A.
             (a)(4).............................................................             N.A.
             (a)(5).............................................................             7.10
             (b)................................................................             7.10
             (c)................................................................             N.A.
        311  (a)................................................................             7.11
             (b)................................................................             7.11
             (c)................................................................             N.A.
        312  (a)................................................................             2.05
             (b)................................................................            11.03
             (c)................................................................            11.03
        313  (a)................................................................             7.06
             (b)(1).............................................................            10.03
             (b)(2).............................................................             7.07
             (c)................................................................          7.06;11.02
             (d)................................................................             7.06
        314  (a)................................................................          4.03;11.02
             (b)................................................................            10.02
             (c)(1).............................................................            11.04
             (c)(2).............................................................            11.04
             (c)(3).............................................................             N.A.
             (e)................................................................            11.05
             (f)................................................................             N.A.
        315  (a)................................................................             7.01
             (b)................................................................          7.05,11.02
             (c)................................................................             7.01
             (d)................................................................             7.01
             (e)................................................................             6.11
        316  (a) (last sentence)................................................             2.09
             (a)(1)(A)..........................................................             6.05
             (a)(1)(B)..........................................................             6.04
             (a)(2).............................................................             N.A.
             (b)................................................................             6.07
             (c)................................................................             2.12
        317  (a)(1).............................................................             6.08
             (a)(2).............................................................             6.09
             (b)................................................................             2.04
        318  (a)................................................................            11.01
             (b)................................................................             N.A.
             (c)................................................................            11.01
         N.A. means not applicable

         ----------
         *  This Cross Reference Table is not part of the Indenture.



                                       iv



                                TABLE OF CONTENTS
                                                                                                               Page

              ARTICLE 1 DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01. Definitions.........................................................................................1
Section 1.02. Other Definitions..................................................................................20
Section 1.03. Incorporation by Reference of Trust Indenture Act..................................................21
Section 1.04. Rules of Construction..............................................................................21

                               ARTICLE 2 THE NOTES

Section 2.01. Form and Dating....................................................................................22
Section 2.02. Execution and Authentication.......................................................................23
Section 2.03. Registrar and Paying Agent.........................................................................23
Section 2.04. Paying Agent to Hold Money in Trust................................................................24
Section 2.05. Holder Lists.......................................................................................24
Section 2.06. Transfer and Exchange..............................................................................24
Section 2.07. Replacement Notes..................................................................................36
Section 2.08. Outstanding Notes..................................................................................36
Section 2.09. Treasury Notes.....................................................................................37
Section 2.10. Temporary Notes....................................................................................37
Section 2.11. Cancellation.......................................................................................37
Section 2.12. Record Date........................................................................................37
Section 2.12. Defaulted Interest.................................................................................37

                       ARTICLE 3 REDEMPTION AND PREPAYMENT

Section 3.01. Notices to Trustee.................................................................................38
Section 3.02. Selection of Notes to Be Redeemed..................................................................38
Section 3.03. Notice of Redemption...............................................................................38
Section 3.04. Effect of Notice of Redemption.....................................................................39
Section 3.05. Deposit of Redemption Price........................................................................40
Section 3.06. Notes Redeemed in Part.............................................................................40
Section 3.07. Optional Redemption................................................................................40
Section 3.08. Mandatory Redemption...............................................................................41
Section 3.09. Offer to Purchase by Application of Excess Proceeds................................................41

                               ARTICLE 4 COVENANTS

Section 4.01. Payment of Notes...................................................................................43
Section 4.02. Maintenance of Office or Agency....................................................................44
Section 4.03. Reports............................................................................................44
Section 4.04. Compliance Certificate.............................................................................45
Section 4.05. Taxes..............................................................................................46
Section 4.06. Stay, Extension and Usury Laws.....................................................................46
Section 4.07. Restricted Payments................................................................................46
Section 4.08. Dividend and Other Payment Restrictions Affecting Subsidiaries.....................................48
Section 4.09. Incurrence of Indebtedness and Issuance of Preferred Stock.........................................49
Section 4.10. Asset Sales........................................................................................51
Section 4.11. Transactions with Affiliates.......................................................................53
Section 4.12. Liens..............................................................................................53
Section 4.13. Line of Business...................................................................................54


Section 4.14. Corporate Existence................................................................................54
Section 4.15. Offer to Repurchase Upon Change of Control.........................................................54
Section 4.16. No Senior Subordinated Debt........................................................................55
Section 4.17. Limitation on Sale and Leaseback Transactions......................................................55
Section 4.18. Loans to Subsidiaries and Joint Ventures...........................................................56
Section 4.19. Limitation on Status as Investment Company.........................................................56
Section 4.20. Payments for Consent...............................................................................56

                              ARTICLE 5 SUCCESSORS

Section 5.01. Merger, Consolidation, or Sale of Assets...........................................................56
Section 5.02. Successor Corporation Substituted..................................................................57

                         ARTICLE 6 DEFAULTS AND REMEDIES

Section 6.01. Events of Default..................................................................................57
Section 6.02. Acceleration.......................................................................................59
Section 6.03. Other Remedies.....................................................................................60
Section 6.04. Waiver of Past Defaults............................................................................60
Section 6.05. Control by Majority................................................................................61
Section 6.06. Limitation on Suits................................................................................61
Section 6.07. Rights of Holders of Notes to Receive Payment......................................................61
Section 6.08. Collection Suit by Trustee.........................................................................62
Section 6.09. Trustee May File Proofs of Claim...................................................................62
Section 6.10. Priorities.........................................................................................62
Section 6.11. Undertaking for Costs..............................................................................63

                                ARTICLE 7 TRUSTEE

Section 7.01. Duties of Trustee..................................................................................63
Section 7.02. Rights of Trustee..................................................................................64
Section 7.03. Individual Rights of Trustee.......................................................................65
Section 7.04. Trustee's Disclaimer...............................................................................65
Section 7.05. Notice of Defaults.................................................................................65
Section 7.06. Reports by Trustee to Holders of the Notes.........................................................66
Section 7.07. Compensation and Indemnity.........................................................................66
Section 7.08. Replacement of Trustee.............................................................................67
Section 7.09. Successor Trustee by Merger, etc...................................................................68
Section 7.10. Eligibility; Disqualification......................................................................68
Section 7.11. Preferential Collection of Claims Against Company..................................................68

               ARTICLE 8 LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01. Option to Effect Legal Defeasance or Covenant Defeasance...........................................68
Section 8.02. Legal Defeasance and Discharge.....................................................................69
Section 8.03. Covenant Defeasance................................................................................69
Section 8.04. Conditions to Legal or Covenant Defeasance.........................................................70
Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions......71
Section 8.06. Repayment to Company...............................................................................72
Section 8.07. Reinstatement......................................................................................72

                   ARTICLE 9 AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01. Without Consent of Holders of Notes................................................................72
Section 9.02. With Consent of Holders of Notes...................................................................73
Section 9.03. Compliance with Trust Indenture Act................................................................75
Section 9.04. Revocation and Effect of Consents..................................................................75
Section 9.05. Notation on or Exchange of Notes...................................................................75
Section 9.06. Trustee to Sign Amendments, etc....................................................................75

                            ARTICLE 10 SUBORDINATION

Section 10.01. Agreement to Subordinate..........................................................................76
Section 10.02. Liquidation; Dissolution; Bankruptcy..............................................................76
Section 10.03. Default on Designated Senior Debt.................................................................76
Section 10.04. Acceleration of Securities........................................................................77
Section 10.05. When Distribution Must Be Paid Over...............................................................77
Section 10.06. Notice by Company.................................................................................78
Section 10.07. Subrogation.......................................................................................78
Section 10.08. Relative Rights...................................................................................78
Section 10.09. Subordination May Not Be Impaired by Company......................................................78
Section 10.10. Distribution or Notice to Representative..........................................................79
Section 10.11. Rights of Trustee and Paying Agent................................................................79
Section 10.12. Authorization to Effect Subordination.............................................................79
Section 10.13. Amendments........................................................................................79

                            ARTICLE 11 MISCELLANEOUS

Section 11.01. Trust Indenture Act Controls......................................................................80
Section 11.02. Notices...........................................................................................80
Section 11.03. Communication by Holders of Notes with Other Holders of Notes.....................................81
Section 11.04. Certificate and Opinion as to Conditions Precedent................................................81
Section 11.05. Statements Required in Certificate or Opinion.....................................................82
Section 11.06. Rules by Trustee and Agents.......................................................................82
Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders..........................82
Section 11.08. Governing Law.....................................................................................82
Section 11.09. No Adverse Interpretation of Other Agreements.....................................................83
Section 11.10. Successors........................................................................................83
Section 11.11. Severability......................................................................................83
Section 11.12. Counterpart Originals.............................................................................83
Section 11.13. Table of Contents, Headings, etc..................................................................83


                                    EXHIBITS

Exhibit A1        FORM OF NOTE
Exhibit B         FORM OF CERTIFICATE OF TRANSFER
Exhibit C         FORM OF CERTIFICATE OF EXCHANGE
Exhibit D         FORM OF CERTIFICATE OF ACQUIRING INSTITUTIONAL ACCREDITED
                   INVESTOR
Exhibit E         FORM OF INTERCOMPANY NOTE

                                    SCHEDULES

Schedule A        Fiber Lease Agreements
Schedule B        Local Partners
Schedule C        Local Partner Agreements
Schedule D        Management Agreements
Schedule E        Form of Financial Information and Operation Data of the
                  Subsidiaries and the Joint Ventures Presented by Cluster
Schedule F        Form of Financial Information and Operating Data of Hyperion
                  of Tennessee, Inc., Hyperion of Florida, Inc., Hyperion of
                  Vermont, Inc., Hyperion of Kentucky, Inc. and Hyperion of
                  New York, Inc.

         INDENTURE dated as of March 2, 1999 between HYPERION
TELECOMMUNICATIONS, INC., a Delaware corporation (the "Company") and BANK OF MONTREAL TRUST COMPANY, a New York banking corporation (the "Trustee").


         The Company and the Trustee agree as follows for the benefit of each other and for the equal and ratable benefit of the holders (the "Holders") of the 12% Senior Subordinated Notes due 2007 (the "Notes"):



                                    ARTICLE 1
                          DEFINITIONS AND INCORPORATION
                                  BY REFERENCE

Section 1.01.     Definitions.

         "144A Global Note" means a global note substantially in the form of Exhibit A hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of, and registered in the name of, the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold in reliance on Rule 144A.


         "Acquired lndebtedness" means, with respect to any specified Person,
(i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.


         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this Indenture, beneficial ownership of 10% or more of the Voting Stock of a Person shall be deemed to be control; provided, that no Local Partner will be deemed an affiliate of a Subsidiary or a Joint Venture solely as a result of such Local Partner's ownership of more than 10% of the Voting Stock of such Subsidiary or Joint Venture.


         "Agent" means any Registrar, Paying Agent or co-registrar.


         "Annualized Pro Forma EBITDA" means with respect to any Person, such Person's Pro Forma EBITDA for the fiscal quarter with respect to which a calculation of the Company's Consolidated Leverage Ratio is being made under this Indenture multiplied by four.

         "Applicable Procedures" means, with respect to any transfer or exchange of or for beneficial interests in any Global Note, the rules and procedures of the Depositary, Euroclear and Cedel that apply to such transfer or exchange.


         "Asset Sale" means (i) the sale, lease, conveyance, disposition or other transfer of any assets (including, without limitation, by way of a Sale and Leaseback Transaction) other than (a) sales of inventory in the ordinary course of business consistent with past practices and (b) issuances and sales by the Company of its Equity Interests (provided that the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company and its Subsidiaries taken as a whole shall be governed by Section 4.15 and 5.01 of this Indenture), and (ii) the issuance or sale by the Company or any of its Subsidiaries of Equity Interests of any of the Company's Subsidiaries or Joint Ventures, in the case of either clause (i) or (ii), whether in a single transaction or a series of related transactions (a) that have a fair market value in excess of $1.0 million or (b) for net proceeds in excess of $1.0 million. Notwithstanding the foregoing: (x) a transfer of assets by the Company to a Wholly Owned Subsidiary or by a Subsidiary to the Company or to another Wholly Owned Subsidiary, (y) an issuance of Equity Interests by a Subsidiary to the Company or to a Wholly Owned Subsidiary and (z) a Restricted Payment that is permitted by Section 4.07 hereof will not be deemed to be Asset Sales.


         "Attributable Debt" in respect of a Sale and Leaseback Transaction means, at the time of determination, the present value (discounted at the rate of interest implicit in such transaction, determined in accordance with GAAP) of the obligation of the lessee for net rental payments during the remaining term of the lease included in such Sale and Leaseback Transaction (including any period for which such lease has been extended or may, at the option of the lessor, be extended).


         "Bankruptcy Law" means Title 11, U.S. Code or any similar federal or state law for the relief of debtors.


         "Board of Directors" means the Board of Directors of the Company, or any authorized committee of the Board of Directors.


         "Broker-Dealer" has the meaning set forth in the Registration Rights Agreement.


         "Business Day" means any day other than a Legal Holiday.


         "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.


         "Capital Stock" means (i) in the case of a corporation, corporate stock, (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership, partnership interests (whether general or limited) and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.


         "Cash Equivalents" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any U.S. commercial bank having capital and surplus in excess of $500 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above and (v) commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Corporation and in each case maturing within six months after the date of acquisition.


         "Cedel" means Cedel Bank, SA.


         "Change of Control" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Subsidiaries, taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange
Act) other than the Principals or their Affiliates, (ii) the adoption of a plan relating to the liquidation or dissolution of the Company, (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person," other than the Principals and their Affiliates, becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the voting power of the Capital Stock of the Company, (iv) the consummation of the first transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" becomes the "beneficial owner," directly or indirectly, of more of the voting power of the Capital Stock of the Company than is at the time "beneficially owned" by the Principals and their Affiliates in the aggregate or
(v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors. For purposes of this definition, any transfer of an Equity Interest of an entity that was formed for the purpose of acquiring voting power of Capital Stock of the Company shall be deemed to be a transfer of such portion of such voting power of Capital Stock as corresponds to the portion of the equity of such entity that has been so transferred.


         "Closing Date" means the date on which the Notes are originally issued under this Indenture.


         "Company" means Hyperion Telecommunications, Inc., and any and all successors thereto.


         "Consolidated Interest Expense" means, for any Person, for any period, the aggregate of the following for such Person for such period determined on a consolidated basis in accordance with GAAP: (a) the amount of interest in respect of Indebtedness (including amortization of original issue discount, amortization of debt issuance costs, and non-cash interest payments on any Indebtedness and the interest portion of any deferred payment obligation) and
(b) the interest component of rentals in respect of any Capital Lease Obligation paid, in each case whether accrued or scheduled to be paid or accrued by such Person during such period to the extent such amounts were deducted in computing Consolidated Net Income, determined on a consolidated basis in accordance with GAAP. For purposes of this definition, interest on a Capital Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capital Lease Obligation in accordance with GAAP consistently applied.


         "Consolidated Leverage Ratio" means, for any Person, as of any date, the ratio of (i) the sum of the aggregate outstanding amount of all Indebtedness of a Person and its Subsidiaries (other than any Indebtedness of a General Partner Subsidiary to the extent that such Indebtedness has been incurred in connection with such General Partner Subsidiary's partnership interest in the Restricted Joint Venture of which such General Partner Subsidiary is a general partner) determined on a consolidated basis in accordance with GAAP to (ii) Annualized Pro Forma EBITDA.


         "Consolidated Net Income" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that (i) the Net Income (but not loss) of any Person that is not a Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions actually paid in cash to the referent Person or a Wholly Owned Subsidiary thereof, (ii) the Net Income of any Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded and (iv) the cumulative effect of a change in accounting principles shall be excluded.


         "Consolidated Net Worth" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Subsidiary of such Person, (y) all investments as of such date in unconsolidated Subsidiaries and in Persons that are not Subsidiaries (except, in each case, Permitted Investments) and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

         "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the date of this Indenture or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.


         "Corporate Trust Office of the Trustee" shall be at the address of the Trustee specified in Section 11.02 hereof or such other address as to which the Trustee may give notice to the Company.
         "Credit Agreement" means, with respect to any Person, any agreement entered into by and among such Person and one or more commercial banks or financial institutions, providing for senior term or revolving credit borrowings of a type similar to credit agreements typically entered into by commercial banks and financial institutions, including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as such credit agreement and related agreements may be amended, extended, refinanced, renewed, restated, replaced or refunded from time to time.


         "Cumulative Interest Expense" means the aggregate amount of Consolidated Interest Expense of the Company paid or accrued by the Company from and after the first day of the first fiscal quarter beginning after August 21, 1997 to the end of the fiscal quarter immediately preceding a proposed Restricted Payment, determined on a consolidated basis in accordance with GAAP.


         "Cumulative Pro Forma EBITDA" means the cumulative EBITDA of the Company from and after the first day of the first fiscal quarter beginning after August 21, 1997 to the end of the fiscal quarter immediately preceding the date of a proposed Restricted Payment, or, if such cumulative EBITDA for such period is negative, minus the amount by which such cumulative EBITDA is less than zero.


         "Custodian" means the Trustee, as custodian with respect to the Notes in global form, or any successor entity thereto.


         "Default" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.


         "Definitive Note" means a certificated Note registered in the name of the Holder thereof and issued in accordance with Section 2.06 hereof, substantially in the form of Exhibit A1 hereto except that such Note shall not bear the Global Note Legend and shall not have the "Schedule of Exchanges of Interests in the Global Note" attached thereto.


         "Depositary" means, with respect to the Notes issuable or issued in whole or in part in global form, the Person specified in Section 2.03 hereof as the Depositary with respect to the Notes, and any and all successors thereto appointed as depositary hereunder and having become such pursuant to the applicable provision of this Indenture.

         "Designated Senior Debt" means any Indebtedness outstanding under the 13% Notes, the 12 1/4% Notes and any Credit Agreement; and any other Senior Debt permitted under this Indenture the principal amount of which is $100.0 million or more and that has been designated by the Company as "Designated Senior Debt."


         "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided, however, that any Capital Stock which would not constitute Disqualified Stock but for provisions thereof giving holders thereof the right to require the Company to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control occurring prior to the final maturity of the Notes shall not constitute Disqualified Stock if the change of control provisions applicable to such Capital Stock are no more favorable to the holders of such Capital Stock than the provisions applicable to the Notes contained in Section 4.15 hereof and such Capital Stock specifically provides that the Company will not repurchase or redeem any such stock pursuant to such provisions prior to the Company's repurchase of such Notes as are required to be purchased pursuant to Section
4.15 hereof.


         "EBITDA" means, for any Person, for any period, an amount equal to (A) the sum of (i) Consolidated Net Income for such period plus (ii) the provision for taxes for such period based on income or profits to the extent such income or profits were included in computing Consolidated Net Income and any provision for taxes utilized in computing net loss under clause (i) hereof plus (iii) Consolidated Interest Expense for such period, plus (iv) depreciation for such period on a consolidated basis plus (v) amortization of intangibles for such period on a consolidated basis, plus (vi) any other non-cash items reducing Consolidated Net Income for such period minus (B) all non-cash items increasing Consolidated Net Income for such period, all for such Person and its Subsidiaries determined in accordance with GAAP consistently applied.


         "Enhanced Services Provider" means (i) !NTERPRISE, a wholly owned subsidiary of US West, (ii) any nationally recognized Person which provides enhanced telecommunications services, including but not limited to, frame relay, Asynchronous Transfer Mode data transport, business video conferencing, private line data interconnect service and LAN connection and monitoring services, or
(iii) any Person that has least 500 existing enhanced data services installations in the United States.


         "Enhanced Services Venture" means any entity in which any Qualified Subsidiary or Permitted Joint Venture owns at least 50% of the Equity Interests, provided that the remainder of the Equity Interests are owned by an Enhanced Services Provider.


         "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

         "Euroclear" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear system.


         "Exchange Act" means the Securities Exchange Act of 1934, as amended.


         "Exchange Offer" has the meaning set forth in the Registration Rights Agreement.


         "Exchange Offer Registration Statement" has the meaning set forth in the Registration Rights Agreement.


         "Existing Indebtedness" means any Indebtedness of the Company or the Company's Subsidiaries (other than Indebtedness under any Credit Agreement or the Notes) in existence on the date of this Indenture.


         "Existing Networks" means the telecommunications networks operated by the Company, its Subsidiaries and Joint Ventures, including, but not limited to, all networks under construction, on the date of this Indenture.


         "Fiber Lease Agreements" means the agreements relating to fiber leases as set forth on Schedule A hereto.


         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of this Indenture.


         "General Partner Subsidiary" means a direct or indirect Wholly Owned Subsidiary of the Company that (i) is a general partner or stockholder of a Restricted Joint Venture and (ii) (a) is not engaged in any trade or business other than the holding, voting, disposing of or taking any action with respect to its Equity Interest in such Restricted Joint Venture, (b) has no material assets other than its Equity Interest in such Restricted Joint Venture, (c) has no material liabilities other than liabilities arising (1) as a result of the guarantee by such General Partner Subsidiary of Indebtedness incurred by the Restricted Joint Venture of which such General Partner Subsidiary is a general partner or (2) by operation of law; provided that, for purposes of this definition, Hyperion Telecommunications of Virginia, Inc. shall be deemed to be a General Partner Subsidiary for all purposes so long as Hyperion Telecommunications of Virginia, Inc. does not engage in any operations or business that is materially different from the operations or business engaged in by such companies on the date hereof.

         "Global Notes" means, individually and collectively, each of the Restricted Global Notes and the Unrestricted Global Notes, substantially in the form of Exhibit A hereto issued in accordance with Section 2.01, 2.06(b)(iv), 2.06(d)(ii) or 2.06(f) hereof.


         "Global Note Legend" means the legend set forth in Section 2.06(g)(ii), which is required to be placed on all Global Notes issued under this Indenture.


         "Government Securities" means direct obligations of, or obligations guaranteed by, the United States of America, and the payment for which the United States pledges its full faith and credit.


         "Guarantee" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness.


         "Holder" means a Person in whose name a Note is registered.


         "IAI Global Note" means the global Note substantially in the form of Exhibit A1 hereto bearing the Global Note Legend and the Private Placement Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee that will be issued in a denomination equal to the outstanding principal amount of the Notes sold to Institutional Accredited Investors.


         "Indebtedness" means, with respect to any Person, (a) any liability of any Person, whether or not contingent (i) for borrowed money, or under any reimbursement obligation relating to a letter of credit, bankers' acceptance or note purchase facility; or (ii) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation); or (iii) for the payment of money relating to a lease that is required to be classified as a Capitalized Lease Obligation in accordance with GAAP; or (iv) for Disqualified Stock; or (v) for preferred stock of any Subsidiary (other than preferred stock held by the Company or any of its Subsidiaries); (b) any liability of others described in the preceding clause (a) that the Person has guaranteed, that is recourse to such Person or that is otherwise its legal liability; and (c) any amendment, supplement, modification, deferral, renewal, extension or refunding of any liability of the types referred to in clauses (a) and (b) above.


         "Indenture" means this Indenture, as amended or supplemented from time to time.


         "Indirect Participant" means a Person who holds a beneficial interest in a Global Note through a Participant.


         "Institutional Accredited Investor" means an institution that is an "accredited investor" as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act, who are not also QIBs.

         "Intercompany Notes" means the intercompany notes issued by Subsidiaries and Joint Ventures of the Company in favor of the Company or its Subsidiaries to evidence loans by the Company to such Subsidiary or Joint Venture, in each case, in the form attached as Exhibit E hereto.


         "Invested Equity Capital" means, with respect to any of the Company's Subsidiaries or Joint Ventures as of any date, the sum of (i) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value of such property at the time of contribution, determined in good faith by the Company's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Subsidiary or Joint Venture, as the case may be, since the date of its formation in the form of common equity plus, without duplication, (ii) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value of such property at the time of contribution, determined in good faith by the Company's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Subsidiary or Joint Venture, as the case may be, since the date of its formation by Local Partners (and their Affiliates) in consideration of the issuance of preferred equity on a basis that is substantially proportionate to their common equity interests plus, without duplication, (iii) the total dollar amount contributed in cash plus the value of all property contributed (valued at the lower of fair market value of such property at the time of contribution, determined in good faith by the Company's Board of Directors, or the book value of such property at the time of contribution on the books of the Person making such contribution) to such Subsidiary or Joint Venture since the date of its formation by the Company in consideration of the issuance of preferred equity less (iv) the fair market value of all dividends and other distributions (in respect of any Equity Interest and in whatever form and however designated) made by such Subsidiary or Joint Venture, as the case may be, since the date of its formation to the holders of its common equity (and their Affiliates); provided that in no event shall the aggregate amount of such dividends and other distributions made by such Subsidiary or Joint Venture, as the case may be, to any such Person (or its Affiliates) reduce the Invested Equity Capital of such Subsidiary or Joint Venture, as the case may be, by more than the total contributions (per clauses (i) through (iii) above) to such Subsidiary or Joint Venture, as the case may be, by such Person (and its Affiliates).


         "Investments" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including guarantees of Indebtedness or other obligations), advances (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), capital contributions, purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of assets, Equity Interests or other securities by the Company for consideration consisting solely of common equity securities of the Company shall not be deemed to be an Investment. If the Company or any Subsidiary of the Company sells or otherwise disposes of any Equity Interests of any direct or indirect Subsidiary of the Company such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Company, the Company shall be deemed to have made an Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Subsidiary not sold or disposed of.


         "Joint Venture" means a corporation, partnership or other entity engaged in one or more Telecommunications Businesses (i) in which the Company or its Subsidiaries owns, directly or indirectly, an Equity Interest with the balance of the Equity Interest thereof being held by one or more Local Partners and (ii) that is managed and operated by the Company or any of its Subsidiaries.


         "Joint Venture Investment" means Investments in Joint Ventures.


         "Legal Holiday" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue on such payment for the intervening period.


         "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).


         "Liquidated Damages" means all liquidated damages then owing pursuant to Section 4.01 of this Indenture.


         "Local Partner" means, with respect to any Joint Venture (i) the Joint Venture partners set forth on Schedule B hereto and (ii) any other Person, provided that such other Person (a) is a major cable company or utility that has a substantial presence within the specific market of such Joint Venture, which presence shall be evidenced, (1) in the case of a cable company, by such company having a market share consisting of at least 50% of the total number of cable subscribers in such market and (2) in the case of a utility company, by such company having at least 75% of the total customer base of such market or (b) is a Wholly Owned Subsidiary of a major cable company or utility that (1) meets the criteria set forth in the immediately preceding clause (a) or (2) has all of its initial capital contributions under the agreement governing the Joint Venture fully and unconditionally guaranteed, until such time as all such contributions have been made, by one or more Persons who meet the criteria set forth in the immediately preceding clause (a).


         "Local Partner Agreements" means the joint venture agreements with Local Partners, as set forth on Schedule C hereto.


         "Management Agreements" means the agreements governing the management of the networks, as set forth on Schedule D hereto.

         "Net Cash Proceeds" means the aggregate cash proceeds received by the Company or any of its Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale and principal payments on indebtedness received in any Asset Sale, as and when received), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.


         "Net Income" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain or loss, together with any related provision for taxes on such gain or loss, realized in connection with (a) any Asset Sale (including, without limitation, dispositions pursuant to Sale and Leaseback Transactions) or (b) the disposition of any securities by such Person or any of its Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Subsidiaries and (ii) any extraordinary or nonrecurring gain or loss, together with any related provision for taxes on such extraordinary or nonrecurring gain or loss.


         "New Notes" means the Notes issued in the Exchange Offer pursuant to
Section 2.06(f) hereof.


         "New Telecommunications Service Market" means a Telecommunications Service Market in an area that is not within ten miles of any of the Company's Existing Networks.


         "Non-Recourse Debt" means Indebtedness (i) as to which neither the Company nor any of its Subsidiaries nor any of its Permitted Joint Ventures (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable (as a guarantor, co-obligor or otherwise) or (c) constitutes the lender; and (ii) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against a Restricted Joint Venture) would permit (upon notice, lapse of time, the occurrence, or failure to occur, of any other condition or event or any combination thereof) any holder of any other Indebtedness of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures to declare a default on such other Indebtedness or cause or permit the payment thereof to be accelerated prior to its stated maturity; and (iii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures; provided that the recourse (if any) of a holder of such Indebtedness to the General Partner Subsidiary of a Restricted Joint Venture in which such General Partner Subsidiary is a general partner as a result of being a general partner of such Restricted Joint Venture will not be considered credit support or direct or indirect liability of such General Partner Subsidiary for purposes of clauses
(i)(a), (ii)(b) and (iii) above.


         "Non-U.S. Person" means a Person who is not a U.S. Person.

         "Notes" has the meaning assigned to it in the preamble to this Indenture.


         "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.


         "Officer" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Operating Officer, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice-President of such Person.


         "Officers' Certificate" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 11.05 hereof.


         "Opinion of Counsel" means an opinion from legal counsel who is reasonably acceptable to the Trustee, that meets the requirements of Section
11.05 hereof. The counsel may be an employee of or counsel to the Company, any Subsidiary of the Company or the Trustee.


         "Participant" means, with respect to the Depositary, Euroclear or Cedel, a Person who has an account with the Depositary, Euroclear or Cedel, respectively (and, with respect to DTC, shall include Euroclear and Cedel).


         "Permitted Investments" means (a) any Investment in a Wholly Owned Subsidiary of the Company that is engaged, either directly or indirectly through a Qualified Subsidiary or Joint Venture, in the Telecommunications Business; (b) any Investment in a Qualified Subsidiary of the Company that is directly engaged in the Telecommunications Business; (c) any Investment in Cash Equivalents; (d) any Investment in a Person that is not a Subsidiary of the Company, if as a result of such Investment (i)(A) such Person becomes a Qualified Subsidiary or Wholly Owned Subsidiary of the Company or (B) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Qualified Subsidiary and (ii)(A) such Wholly Owned Subsidiary, either directly or indirectly through a Qualified Subsidiary or a Joint Venture, is engaged in the Telecommunications Business or (B) such Qualified Subsidiary is directly engaged in the Telecommunications Business; (e) any Permitted Joint Venture Investment;
(f) any Investment made as a result of the receipt of non-cash consideration (whether or not such non-cash consideration is deemed to be cash for the purposes of Section 4.10 hereof) from an Asset Sale that was made pursuant to and in compliance with Section 4.10; or (g) any Investment in an Enhanced Services Venture.


         "Permitted Junior Securities" means (a) Equity Interests in the Company or (b) debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt that are subordinated to substantially the same extent as, or to a greater extent than, the Notes are subordinated to Senior Debt under this Indenture.

         "Permitted Joint Venture" means any Joint Venture in which the Company has, directly or indirectly, a 45% or greater Equity Interest.


         "Permitted Joint Venture Investment" means any Joint Venture Investment by the Company or a Wholly Owned Subsidiary of the Company if, after such Joint Venture Investment such Joint Venture is a Permitted Joint Venture.


         "Permitted Liens" means (i) Liens on the property of the Company, any Subsidiary or any Permitted Joint Venture securing Obligations under Senior Debt that may be incurred pursuant to clause (i) of Section 4.09 hereof; (ii) Liens on the property of the Company, any Subsidiary or any Permitted Joint Venture securing Senior Debt under the 12 1/4% Notes; (iii) Liens in favor of the Company; (iv) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company, any Subsidiary or any Permitted Joint Venture; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company; (v) Liens on property existing at the time of acquisition thereof by the Company, any Subsidiary or any Permitted Joint Venture, provided that such Liens were in existence prior to the contemplation of such acquisition; (vi) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business; (vii) Liens existing on the date of this Indenture; (viii) Liens on property of Subsidiaries and Permitted Joint Ventures securing Obligations under Indebtedness incurred pursuant to the proviso in clause (viii) of Section 4.09 hereof, but only to the extent that (a) in the case of Subsidiaries and Permitted Joint Ventures that are incurring Indebtedness other than Related Network Debt, such Liens secure only such Indebtedness incurred by such Subsidiary or such Joint Venture; and (b) in the case of Subsidiaries and Joint Ventures that are incurring Related Network Debt, such Liens secure only such Related Network Debt; (ix) Liens securing Obligations under the Notes and this Indenture; (x) Liens securing Obligations under Vendor Debt pursuant to clause
(ii) of Section 4.09 hereof, provided that the principal amount of such Vendor Debt secured by such Lien does not exceed 100% of the purchase price or cost of acquisition, construction or improvement of the Telecommunications Related Assets subject to such Liens; (xi) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (xii) Liens incurred in the ordinary course of business of the Company, any Subsidiary or any Permitted Joint Venture with respect to obligations that do not exceed $5.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company, such Subsidiary or such Permitted Joint Venture; and (xiii) Liens securing Refinancing Indebtedness, but only if, and to the extent, that such Liens that are incurred in connection with such Refinancing Indebtedness do not encumber any assets or properties (or interests therein) other than those assets or properties (or interests therein) subject to Liens pursuant to the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.


         "Person" means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof (including any subdivision or ongoing business of any such entity or substantially all of the assets of any such entity, subdivision or business).


         "Preferred Stock" for any Person means Capital Stock of such Person of any class or classes (however designated) that ranks prior, as to the payment of dividends or as to the distribution of assets upon any voluntary or involuntary liquidation, dissolution or winding up of such Person, to shares of Capital Stock of any other class of such Person.


         "Principals" means John J. Rigas and members of his immediate family, any of their respective spouses, estates, lineal descendants, heirs, executors, personal representatives, administrators, trusts for any of their benefit and charitable foundations to which shares of the Company's Capital Stock beneficially owned by any of the foregoing have been transferred.


         "Private Placement Legend" means the legend set forth in Section 2.06(g)(i) to be placed on all Notes issued under this Indenture except where otherwise permitted by the provisions of this Indenture.


         "Pro Forma EBITDA" means, for any Person, for any period, the EBITDA of such Person as determined on a consolidated basis in accordance with GAAP consistently applied, after giving effect to the following: (i) if, during or after such period, such Person or any of its Subsidiaries shall have made any Asset Sale, Pro Forma EBITDA for such Person and its Subsidiaries for such period shall be reduced by an amount equal to the Pro Forma EBITDA (if positive) directly attributable to the assets which are the subject of such Asset Sale for the period or increased by an amount equal to the Pro Forma EBITDA (if negative) directly attributable thereto for such period and (ii) if, during or after such period, such Person or any of its Subsidiaries completes an acquisition of any Person or business which immediately after such acquisition is a Subsidiary of such Person, Pro Forma EBITDA shall be computed so as to give pro forma effect to such Asset Sale or the acquisition of such Person or business, as the case maybe, as if such acquisition had been completed as of the beginning of such period, and (iii) if, during or after such period, such Person or any of its Subsidiaries incurs any Indebtedness (including without limitation, any Acquired Indebtedness) or issues any Disqualified Stock, Pro Forma EBITDA shall be computed so as to give pro forma effect (including pro forma application of the proceeds therefrom) thereto as if such Indebtedness or Disqualified Stock had been incurred as of the beginning of such period.


         "QIB" means a "qualified institutional buyer" as defined in Rule 144A.


         "Qualified Subsidiary" means any Subsidiary in which a Local Partner or Local Partners own at least 5% but less than 50% of the Equity Interests of such Subsidiary; provided that such Subsidiary remains a Subsidiary of the Company at all times for purposes under this Indenture.


         "Refinancing Indebtedness" means any Indebtedness of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures; provided that: (i) the principal amount (or accreted value, if applicable) of such Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of reasonable expenses incurred in connection therewith); (ii) such Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Refinancing Indebtedness has a final maturity date later than the final maturity date of the Notes, and is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; (iv) to the extent that the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded was secured by Liens, any Liens being incurred in connection with such Refinancing Indebtedness are at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and (v) such Indebtedness is incurred either by the Company, the Subsidiary or the Permitted Joint Venture who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.


         "Registration Rights Agreement" means the Registration Rights Agreement, dated as of March 2, 1999, by and among the Company and the other parties named on the signature pages thereof, as such agreement may be amended, modified or supplemented from time to time.


         "Regulation S" means Regulation S promulgated under the Securities Act.


         "Regulation S Global Note" means a global Note bearing the Private Placement Legend and the Global Note Legend and deposited with or on behalf of and registered in the name of the Depositary or its nominee, issued in a denomination equal to the outstanding principal amount of the Notes initially sold in reliance on Rule 903 of Regulation S.


         "Related Networks" means any group of Qualified Subsidiaries or Permitted Joint Ventures in which the same Local Partner owns, or the same group of Local Partners own, all the Equity Interests of each such Qualified Subsidiary or Permitted Joint Venture that comprise such Related Network that are not owned by the Company.


         "Related Network Debt" means any Credit Agreement entered into by and among the Qualified Subsidiaries and/or Permitted Joint Ventures that comprise a Related Network.


         "Representative" means the indenture trustee or other trustee, agent or representative for any Senior Debt.

         "Responsible Officer," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.


         "Restricted Definitive Notes" means a Definitive Note bearing the Private Placement Legend.


         "Restricted Global Note" means a Global Note bearing the Private Placement Legend.


         "Restricted Investment" means an Investment other than a Permitted Investment.


         "Restricted Joint Venture" means any Joint Venture that is not a Permitted Joint Venture, but only if such Joint Venture: (a) has no Indebtedness other than Non-Recourse Debt; (b) is not a party to any agreement, contract, arrangement or understanding with the Company, any of its Subsidiaries or any of its Permitted Joint Ventures unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company, such Subsidiary or such Permitted Joint Venture than those that might be obtained at the time from Persons who are not Affiliates of the Company; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company, any of its Subsidiaries or any of its Permitted Joint Ventures. If, at any time, a Restricted Joint Venture fails to meet the requirements of a Restricted Joint Venture by becoming a Permitted Joint Venture or otherwise, it shall thereafter cease to be a Restricted Joint Venture for purposes of this Indenture and (i) all of the then outstanding Indebtedness of such entity shall be deemed to be incurred as of the date on which such entity becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture for purposes of Section 4.09 hereof subject to the provisions of Section 6.01(d) hereof (and if such Indebtedness is not permitted to be incurred as of such date under such covenant, the Company shall be in default of such covenant) and (ii) all of the then outstanding Investments made by such entity since the date of this Indenture shall be deemed to have been made as of the date that such Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture for purposes of Section 4.07 hereof (and if such Investments are not permitted to be made as of such date under Section
4.07 hereof, the Company shall be in default of such covenant); provided that if a Restricted Joint Venture ceases to be a Restricted Joint Venture as a result of (i) the loss of its Local Partner or (ii) the loss of management control of such Restricted Joint Venture, then the provisions of Section 4.07 shall not be applied to such entity.


         "Restricted Joint Venture Investment" means any Joint Venture Investment by a General Partner Subsidiary if, after such Joint Venture Investment, such Joint Venture is a Restricted Joint Venture.


         "Rule 144" means Rule 144 promulgated under the Securities Act.


         "Rule 144A" means Rule 144A promulgated under the Securities Act.

         "Rule 903" means Rule 903 promulgated under the Securities Act.


         "Rule 904" means Rule 904 promulgated the Securities Act.


         "Sale and Leaseback Transaction" of any Person means an arrangement with any lender or investor or to which such lender or investor is a party providing for the leasing by such Person of any property or asset of such Person which has been or is being sold or transferred by such Person more than 365 days after the acquisition thereof or the completion of construction or commencement of operation thereof to such lender or investor or to any Person to whom funds have been or are to be advanced by such lender or investor on the security of such property or asset. The stated maturity of such arrangement shall be the date of the last payment of rent or any other amount due under such arrangement prior to the first date on which such arrangement may be terminated by the lessee without payment of a penalty.


         "SEC" means the Securities and Exchange Commission.


         "Securities Act" means the Securities Act of 1933, as amended.


         "Senior Debt" means (a) all Indebtedness of the Company outstanding under the 13% Notes and the 12 1/4% Notes; (b) any other Indebtedness of the Company permitted to be incurred under the terms of this Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes; and (c) all Obligations with respect to the items listed in the preceding clauses (a) and (b). Notwithstanding anything to the contrary in the preceding, Senior Debt will not include (i) any liability for federal, state, local or other taxes owed or owing by the Company; (ii) any Indebtedness of the Company to any of its Subsidiaries, Joint Ventures or other Affiliates; (iii) any trade payables; or
(iv) the portion of any Indebtedness that is incurred in violation of this Indenture.


         "Shelf Registration Statement" means the Shelf Registration Statement as defined in the Registration Rights Agreement.


         "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date hereof.


         "Stated Maturity" means with respect to any debt security, the date specified in such debt security as the fixed date on which the final installment of principal of such debt security is due and payable.


         "Strategic Investor" means a corporation, partnership or other entity engaged in one or more Telecommunications Businesses that has 80% or more of the voting power of its Capital Stock owned by a Person that has, an equity market capitalization, at the time (i) of its initial Investment in the Company or (ii) it purchases an Equity Interest in a Subsidiary or Joint Venture of the Company, as the case may be, in excess of $2.0 billion.


         "Subsidiary" means, with respect to any Person, (i) any corporation, association or other business entity (other than a partnership) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership of which more than 50% of the partnership's capital accounts, distribution rights or general or limited partnership interests are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof.


         "Telecommunications Business" means the business of (i) transmitting, or providing services relating to the transmission of, voice, video or data through owned or leased transmission facilities, (ii) creating, developing or marketing communications related network equipment, software and other devices for use in a telecommunications business or (iii) evaluating, participating or pursuing any other activity or opportunity that is primarily related to those identified in (i) or (ii) above; provided that the determination of what constitutes a Telecommunications Business shall be made in good faith by the Board of Directors of the Company.


         "Telecommunications Related Assets" means all assets, rights (contractual or otherwise) and properties, whether tangible or intangible, used or intended for use in connection with a Telecommunications Business.


         "Telecommunications Service Market" means a network built by the Company to service a market.


         "13% Notes" means the Company's 13% Senior Discount Notes due 2003 issued pursuant to the 13% Notes Indenture.


         "13% Notes Indenture" means the Indenture, dated as of April 15, 1996, between the Company and Bank of Montreal Trust Company, as amended.


         "TIA"  means the Trust  Indenture  Act of 1939 (15  U.S.C.
SS 77aaa-77bbbb) as in effect on the date on which this Indenture is qualified under the TIA.


         "Transfer Restricted Notes" means each Note, until the earliest to occur of (a) the date on which such Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Note has been disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Note is disposed of by a Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the prospectus contained therein) or (d) the date on which such Note is distributed to the public pursuant to Rule 144 under the Act.


         "Trustee" means the party named as such above until a successor replaces it in accordance with the applicable provisions of this Indenture and thereafter means the successor serving hereunder.


         "12 1/4% Notes" means the Company's 12 1/4% Senior Secured Notes due 2004 issued pursuant to the 12 1/4% Notes Indenture.


         "12 1/4% Notes Indenture" means the Indenture, dated as of August 27, 1997, between the Company and Bank of Montreal Trust Company.


         "Unrestricted Global Note" means a permanent global Note substantially in the form of Exhibit A attached hereto that bears the Global Note Legend and that has the "Schedule of Exchanges of Interests in the Global Note" attached thereto, and that is deposited with or on behalf of and registered in the name of the Depositary, representing a series of Notes that do not bear the Private Placement Legend.


         "Unrestricted Definitive Note" means one or more Definitive Notes that do not bear and are not required to bear the Private Placement Legend.


         "Vendor Debt" means any purchase money Indebtedness of the Company, any Subsidiary (other than a General Partner Subsidiary) or any Permitted Joint Venture incurred in connection with the acquisition of Telecommunications Related Assets.


         "Voting Stock" of any person means Capital Stock of such person which ordinarily has voting power for the election of directors (or persons performing similar functions) of such person, whether at all times or only so long as no senior class of securities has voting power by reason of any contingency.


         "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness.


         "Wholly Owned Subsidiary" of any Person means a Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person or a combination thereof.


Section 1.02.     Other Definitions.

        Term                                                                                    Defined in
                                                                                                 Section
        "Affiliate Transaction"............................................................        4.11
        --------------------------------------------------------------------------------------
        "Asset Sale".......................................................................        4.10
        --------------------------------------------------------------------------------------
        "Asset Sale Offer".................................................................        3.09
        --------------------------------------------------------------------------------------
        "Authentication Order".............................................................        2.02
        --------------------------------------------------------------------------------------
        "Bankruptcy Law"...................................................................        4.01
        --------------------------------------------------------------------------------------
        "Change of Control Offer"..........................................................        4.15
        --------------------------------------------------------------------------------------
        "Change of Control Payment"........................................................        4.15
        --------------------------------------------------------------------------------------
        "Change of Control Payment Date"...................................................        4.15
        --------------------------------------------------------------------------------------
        "Covenant Defeasance"..............................................................        8.03
        --------------------------------------------------------------------------------------
        "Effectiveness Target Date" .......................................................        4.01
        --------------------------------------------------------------------------------------
        "Equity Issuances" ................................................................        4.07
        --------------------------------------------------------------------------------------
        "Event of Default".................................................................        6.01
        --------------------------------------------------------------------------------------
        "Excess Proceeds"..................................................................        4.10
        --------------------------------------------------------------------------------------
        "incur"............................................................................        4.09
        --------------------------------------------------------------------------------------
        "Legal Defeasance".................................................................        8.02
        --------------------------------------------------------------------------------------
        "Offer Amount".....................................................................        3.09
        --------------------------------------------------------------------------------------
        "Offer Period".....................................................................        3.09
        --------------------------------------------------------------------------------------
        "Qualified Equity Offering" .......................................................        3.07
        --------------------------------------------------------------------------------------
        "Paying Agent".....................................................................        2.03
        --------------------------------------------------------------------------------------
        "Purchase Date"....................................................................        3.09
        --------------------------------------------------------------------------------------
        "Registrar"........................................................................        2.03
        --------------------------------------------------------------------------------------
        "Registration Default" ............................................................        4.01
        --------------------------------------------------------------------------------------
        "Restricted Payments"..............................................................        4.07


Section 1.03.     Incorporation by Reference of Trust Indenture Act.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.


         The following TIA terms used in this Indenture have the following meanings:


         "indenture securities" means the Notes;


         "indenture security Holder" means a Holder of a Note;


         "indenture to be qualified" means this Indenture;


         "indenture trustee" or "institutional trustee" means the Trustee; and

         "obligor" on the Notes means the Company and any successor obligor upon the Notes.


         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule under the TIA have the meanings so assigned to them.


Section 1.04.     Rules of Construction.

         Unless the context otherwise requires:


         (a)      a term has the meaning assigned to it;


         (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;


         (c)      "or" is not exclusive;


         (d) words in the singular include the plural, and in the plural include the singular;


         (e)      provisions apply to successive events and transactions; and


         (f) references to sections of or rules under the Securities Act shall be deemed to include substitute, replacement of successor sections or rules adopted by the SEC from time to time.



                                    ARTICLE 2
                                    THE NOTES

Section 2.01.     Form and Dating.

         (a) General. The Notes and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A hereto. The Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. Each Note shall be dated the date of its authentication. The Notes shall be in denominations of $1,000 and integral multiples thereof (subject to a minimum initial purchase requirement of $250,000 for Notes sold to Accredited Investors other than in reliance on Rule 144A or Regulation S).


         The terms and provisions contained in the Notes shall constitute, and are hereby expressly made, a part of this Indenture and the Company and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby. However, to the extent any provision of any Note conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.


         (b) Global Notes. Notes issued in global form shall be substantially in the form of Exhibit A attached hereto (including the Global Note Legend thereon and the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Notes issued in definitive form shall be substantially in the form of Exhibit A attached hereto (but without the Global Note Legend thereon and without the "Schedule of Exchanges of Interests in the Global Note" attached thereto). Each Global Note shall represent such of the outstanding Notes as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of outstanding Notes represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges and redemptions. Any endorsement of a Global Note to reflect the amount of any increase or decrease in the aggregate principal amount of outstanding Notes represented thereby shall be made by the Trustee or the Custodian, at the direction of the Trustee, in accordance with instructions given by the Holder thereof as required by Section 2.06 hereof.


         (c) Euroclear and Cedel Procedures Applicable. The provisions of the "Operating Procedures of the Euroclear System" and "Terms and Conditions Governing Use of Euroclear" and the "General Terms and Conditions of Cedel Bank" and "Customer Handbook" of Cedel Bank shall be applicable to transfers of beneficial interests in the Regulation S Global Notes that are held by Participants through Euroclear or Cedel Bank.


Section 2.02.     Execution and Authentication.

         Two Officers shall sign the Notes for the Company by manual or facsimile signature. The Company's seal shall be reproduced on the Notes and may be in facsimile form.


         If an Officer whose signature is on a Note no longer holds that office at the time a Note is authenticated, the Note shall nevertheless be valid.


         A Note shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.


         The Trustee shall, upon a written order of the Company signed by one Officer (an "Authentication Order"), authenticate Notes for original issue up to the aggregate principal amount stated in paragraph 4 of the Notes. The aggregate principal amount of Notes outstanding at any time may not exceed such amount except as provided in Section 2.07 hereof.


         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Notes. An authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with Holders or an Affiliate of the Company.


Section 2.03.     Registrar and Paying Agent.

         The Company shall maintain an office or agency where Notes may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of the Notes and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The term "Registrar" includes any co-registrar and the term "Paying Agent" includes any additional paying agent. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company shall notify the Trustee in writing of the name and address of any Agent not a party to this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its Subsidiaries may act as Paying Agent or Registrar.


         The Company initially appoints The Depository Trust Company ("DTC") to act as Depositary with respect to the Global Notes.


         The Company initially appoints the Trustee to act as the Registrar and Paying Agent.


Section 2.04.     Paying Agent to Hold Money in Trust.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal, premium or Liquidated Damages, if any, or interest on the Notes, and will notify the Trustee of any default by the Company in making any such payment. While any such default continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent (if other than the Company or a Subsidiary) shall have no further liability for the money. If the Company or a Subsidiary acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all money held by it as Paying Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Paying Agent for the Notes.


Section 2.05.     Holder Lists.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders and shall otherwise comply with TIA S 312(a). If the Trustee is not the Registrar, the Company shall furnish to the Trustee at least seven Business Days before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of the Holders of Notes and the Company shall otherwise comply with TIA S 312(a).

Section 2.06.     Transfer and Exchange.

         (a) Transfer and Exchange of Global Notes. A Global Note may not be transferred as a whole except by the Depositary to a nominee of the Depositary, by a nominee of the Depositary to the Depositary or to another nominee of the Depositary, or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. All Global Notes will be exchanged by the Company for Definitive Notes if (i) the Company delivers to the Trustee notice from the Depositary that it is unwilling or unable to continue to act as Depositary or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor Depositary is not appointed by the Company within 120 days after the date of such notice from the Depositary or
(ii) the Company in its sole discretion determines that the Global Notes (in whole but not in part) should be exchanged for Definitive Notes and delivers a written notice to such effect to the Trustee. Upon the occurrence of either of the preceding events in (i) or (ii) above, Definitive Notes shall be issued in such names as the Depositary shall instruct the Trustee. Global Notes also may be exchanged or replaced, in whole or in part, as provided in Sections 2.07 and
2.10 hereof. Every Note authenticated and delivered in exchange for, or in lieu of, a Global Note or any portion thereof, pursuant to this Section 2.06 or
Section 2.07 or 2.10 hereof, shall be authenticated and delivered in the form of, and shall be, a Global Note. A Global Note may not be exchanged for another Note other than as provided in this Section 2.06(a), however, beneficial interests in a Global Note may be transferred and exchanged as provided in
Section 2.06(b), (c) or (f) hereof.


         (b) Transfer and Exchange of Beneficial Interests in the Global Notes. The transfer and exchange of beneficial interests in the Global Notes shall be effected through the Depositary, in accordance with the provisions of this Indenture and the Applicable Procedures. Beneficial interests in the Restricted Global Notes shall be subject to restrictions on transfer comparable to those set forth herein to the extent required by the Securities Act. Transfers of beneficial interests in the Global Notes also shall require compliance with either subparagraph (i) or (ii) below, as applicable, as well as one or more of the other following subparagraphs, as applicable:


                 (i) Transfer of Beneficial Interests in the Same Global Note. Beneficial interests in any Restricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in the same Restricted Global Note in accordance with the transfer restrictions set forth in the Private Placement Legend; provided, however, that prior to the expiration of the Restricted Period, transfers of beneficial interests in the Regulation S Global Note may not be made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Beneficial interests in any Unrestricted Global Note may be transferred to Persons who take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.06(b)(i).

                 (ii) All Other Transfers and Exchanges of Beneficial Interests in Global Notes. In connection with all transfers and exchanges of beneficial interests that are not subject to Section 2.06(b)(i) above, the transferor of such beneficial interest must deliver to the Registrar either (A) (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to credit or cause to be credited a beneficial interest in another Global Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given in accordance with the Applicable Procedures containing information regarding the Participant account to be credited with such increase or (B)
      (1) a written order from a Participant or an Indirect Participant given to the Depositary in accordance with the Applicable Procedures directing the Depositary to cause to be issued a Definitive Note in an amount equal to the beneficial interest to be transferred or exchanged and (2) instructions given by the Depositary to the Registrar containing information regarding the Person in whose name such Definitive Note shall be registered to effect the transfer or exchange referred to in (1) above. Upon consummation of an Exchange Offer by the Company in accordance with
      Section 2.06(f) hereof, the requirements of this Section 2.06(b)(ii) shall be deemed to have been satisfied upon receipt by the Registrar of the instructions contained in the Letter of Transmittal delivered by the Holder of such beneficial interests in the Restricted Global Notes. Upon satisfaction of all of the requirements for transfer or exchange of beneficial interests in Global Notes contained in this Indenture and the Notes or otherwise applicable under the Securities Act, the Trustee shall adjust the principal amount of the relevant Global Note(s) pursuant to
      Section 2.06(h) hereof.

                 (iii)Transfer of Beneficial Interests to Another Restricted Global Note. A beneficial interest in any Restricted Global Note may be transferred to a Person who takes delivery thereof in the form of a beneficial interest in another Restricted Global Note if the transfer complies with the requirements of Section 2.06(b)(ii) above and the Registrar receives the following:

                      (A) if the transferee will take delivery in the form of a beneficial interest in the 144A Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                      (B) if the transferee will take delivery in the form of a beneficial interest in the Regulation S Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                      (C) if the transferee will take delivery in the form of a beneficial interest in the IAI Global Note, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications and certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                 (iv) Transfer and Exchange of Beneficial Interests in a Restricted Global Note for Beneficial Interests in the Unrestricted Global Note. A beneficial interest in any Restricted Global Note may be exchanged by any holder thereof for a beneficial interest in an Unrestricted Global Note or transferred to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note if the exchange or transfer complies with the requirements of Section 2.06(b)(ii) above and:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of the beneficial interest to be transferred, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Notes or (3) a Person who is an affiliate (as defined in Rule
           144) of the Company;

                      (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                            (1) if the holder of such beneficial interest in a
                 Restricted Global Note proposes to exchange such beneficial interest for a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(a) thereof; or

                            (2) if the holder of such beneficial interest in a
                 Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a beneficial interest in an Unrestricted Global Note, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

           and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                 If any such transfer is effected pursuant to subparagraph (B) or (D) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the aggregate principal amount of beneficial interests transferred pursuant to subparagraph (B) or (D) above.

                 Beneficial interests in an Unrestricted Global Note cannot be exchanged for, or transferred to Persons who take delivery thereof in the form of, a beneficial interest in a Restricted Global Note.

            (c)   Transfer or Exchange of Beneficial Interests for Definitive
Notes.


                 (i) Beneficial Interests in Restricted Global Notes to Restricted Definitive Notes. If any holder of a beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Restricted Definitive Note, then, upon receipt by the Registrar of the following documentation:

                      (A) if the holder of such beneficial interest in a Restricted Global Note proposes to exchange such beneficial interest for a Restricted Definitive Note, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item
           (2)(a) thereof;

                      (B) if such beneficial interest is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof;

                      (C) if such beneficial interest is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
           (2) thereof;

                      (D) if such beneficial interest is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                      (E) if such beneficial interest is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                      (F) if such beneficial interest is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item
           (3)(b) thereof; or

                      (G) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this
      Section 2.06(c) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive Note issued in exchange for a beneficial interest in a Restricted Global Note pursuant to this Section 2.06(c)(i) shall bear the Private Placement Legend and shall be subject to all restrictions on transfer contained therein.

                 (ii) Beneficial Interests in Restricted Global Notes to Unrestricted Definitive Notes. A holder of a beneficial interest in a Restricted Global Note may exchange such beneficial interest for an Unrestricted Definitive Note or may transfer such beneficial interest to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note only if:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the holder of such beneficial interest, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Notes or (3) a Person who is an affiliate (as defined in Rule
           144) of the Company;

                      (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                            (1) if the holder of such beneficial interest in a
                 Restricted Global Note proposes to exchange such beneficial interest for a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit C hereto, including the certifications in item (1)(b) thereof; or

                            (2) if the holder of such beneficial interest in a
                 Restricted Global Note proposes to transfer such beneficial interest to a Person who shall take delivery thereof in the form of a Definitive Note that does not bear the Private Placement Legend, a certificate from such holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

           and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                 (iii)Beneficial Interests in Unrestricted Global Notes to Unrestricted Definitive Notes. If any holder of a beneficial interest in an Unrestricted Global Note proposes to exchange such beneficial interest for a Definitive Note or to transfer such beneficial interest to a Person who takes delivery thereof in the form of a Definitive Note, then, upon satisfaction of the conditions set forth in Section 2.06(b)(ii) hereof, the Trustee shall cause the aggregate principal amount of the applicable Global Note to be reduced accordingly pursuant to Section 2.06(h) hereof, and the Company shall execute and the Trustee shall authenticate and deliver to the Person designated in the instructions a Definitive Note in the appropriate principal amount. Any Definitive Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall be registered in such name or names and in such authorized denomination or denominations as the holder of such beneficial interest shall instruct the Registrar through instructions from the Depositary and the Participant or Indirect Participant. The Trustee shall deliver such Definitive Notes to the Persons in whose names such Notes are so registered. Any Definitive
      Note issued in exchange for a beneficial interest pursuant to this Section 2.06(c)(iii) shall not bear the Private Placement Legend. A beneficial interest in an Unrestricted Global Note cannot be exchanged for a Restricted Definitive Note or transferred to a Person who takes delivery thereof in the form of a Restricted Definitive Note.

         (d)      Transfer and Exchange of Definitive Notes for Beneficial
Interests.


                 (i) Restricted Definitive Notes to Beneficial Interests in Restricted Global Notes. If any Holder of a Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note or to transfer such Restricted Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in a Restricted Global Note, then, upon receipt by the Registrar of the following documentation:

                      (A) if the Holder of such Restricted Definitive Note proposes to exchange such Note for a beneficial interest in a Restricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (2)(b) thereof;

                      (B) if such Restricted Definitive Note is being transferred to a QIB in accordance with Rule 144A under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (1) thereof; or

                      (C) if such Restricted Definitive Note is being transferred to a Non-U.S. Person in an offshore transaction in accordance with Rule 903 or Rule 904 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (2) thereof;

                      (D) if such Restricted Definitive Note is being transferred pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(a) thereof;

                      (E) if such Restricted Definitive Note is being transferred to an Institutional Accredited Investor in reliance on an exemption from the registration requirements of the Securities Act other than those listed in subparagraphs (B) through (D) above, a certificate to the effect set forth in Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable;

                      (F) if such Restricted Definitive Note is being transferred to the Company or any of its Subsidiaries, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(b) thereof; or

                      (G) if such Restricted Definitive Note is being transferred pursuant to an effective registration statement under the Securities Act, a certificate to the effect set forth in Exhibit B hereto, including the certifications in item (3)(c) thereof, the Trustee shall cancel the Restricted Definitive Note, increase or cause to be increased the aggregate principal amount of, in the case of clause
      (A) above, the appropriate Restricted Global Note, in the case of clause
      (B) above, the 144A Global Note, in the case of clause (C) above, the Regulation S Global Note, and in all other cases, the IAI Global Note.

                 (ii) Restricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of a Restricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Restricted Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note only if:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                      (C) such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                            (1) if the Holder of such Definitive Notes proposes
                 to exchange such Notes for a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item
                 (1)(c) thereof; or

                            (2) if the Holder of such Definitive Notes proposes
                 to transfer such Notes to a Person who shall take delivery thereof in the form of a beneficial interest in the Unrestricted Global Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item
                 (4) thereof;

           and, in each such case set forth in this subparagraph (D), if the Registrar so requests or if the Applicable Procedures so require, an Opinion of Counsel in form reasonably acceptable to the Registrar to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act and such Definitive Notes are being exchanges or transferred in compliance with any applicable blue sky securities laws of any State of the United States.

                 Upon satisfaction of the conditions of any of the subparagraphs in this Section 2.06(d)(ii), the Trustee shall cancel the Definitive Notes and increase or cause to be increased the aggregate principal amount of the Unrestricted Global Note.

                 (iii)Unrestricted Definitive Notes to Beneficial Interests in Unrestricted Global Notes. A Holder of an Unrestricted Definitive Note may exchange such Note for a beneficial interest in an Unrestricted Global Note or transfer such Definitive Notes to a Person who takes delivery thereof in the form of a beneficial interest in an Unrestricted Global Note at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Unrestricted Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Unrestricted Global Notes.

                 If any such exchange or transfer from a Definitive Note to a beneficial interest is effected pursuant to subparagraphs (ii)(B), (ii)(D) or (iii) above at a time when an Unrestricted Global Note has not yet been issued, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02 hereof, the Trustee shall authenticate one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of Definitive Notes so transferred.

         (e) Transfer and Exchange of Definitive Notes for Definitive Notes. Upon request by a Holder of Definitive Notes and such Holder's compliance with the provisions of this Section 2.06(e), the Registrar shall register the transfer or exchange of Definitive Notes. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing. In addition, the requesting Holder shall provide any additional certifications, documents and information, as applicable, required pursuant to the following provisions of this Section 2.06(e).


                 (i) Restricted Definitive Notes to Restricted Definitive Notes. Any Restricted Definitive Note may be transferred to and registered in the name of Persons who take delivery thereof in the form of a Restricted Definitive Note if the Registrar receives the following:

                      (A) if the transfer will be made pursuant to Rule 144A under the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (1) thereof;

                      (B) if the transfer will be made pursuant to Rule 903 or Rule 904, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications in item (2) thereof; and

                      (C) if the transfer will be made pursuant to any other exemption from the registration requirements of the Securities Act, then the transferor must deliver a certificate in the form of Exhibit B hereto, including the certifications, certificates and Opinion of Counsel required by item (3) thereof, if applicable.

                 (ii) Restricted Definitive Notes to Unrestricted Definitive Notes. Any Restricted Definitive Note may be exchanged by the Holder thereof for an Unrestricted Definitive Note or transferred to a Person or Persons who take delivery thereof in the form of an Unrestricted Definitive Note if:

                      (A) such exchange or transfer is effected pursuant to the Exchange Offer in accordance with the Registration Rights Agreement and the Holder, in the case of an exchange, or the transferee, in the case of a transfer, certifies in the applicable Letter of Transmittal that it is not (1) a broker-dealer, (2) a Person participating in the distribution of the New Notes or (3) a Person who is an affiliate (as defined in Rule 144) of the Company;

                      (B) any such transfer is effected pursuant to the Shelf Registration Statement in accordance with the Registration Rights Agreement;

                      (C) any such transfer is effected by a Broker-Dealer pursuant to the Exchange Offer Registration Statement in accordance with the Registration Rights Agreement; or

                      (D) the Registrar receives the following:

                            (1) if the Holder of such Restricted Definitive
                 Notes proposes to exchange such Notes for an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit C hereto, including the certifications in item (1)(d) thereof; or

                            (2) if the Holder of such Restricted Definitive
                 Notes proposes to transfer such Notes to a Person who shall take delivery thereof in the form of an Unrestricted Definitive Note, a certificate from such Holder in the form of Exhibit B hereto, including the certifications in item (4) thereof;

           and, in each such case set forth in this subparagraph (D), if the Registrar so requests, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such exchange or transfer is in compliance with the Securities Act and that the restrictions on transfer contained herein and in the Private Placement Legend are no longer required in order to maintain compliance with the Securities Act.

                 (iii)Unrestricted Definitive Notes to Unrestricted Definitive Notes. A Holder of Unrestricted Definitive Notes may transfer such Notes to a Person who takes delivery thereof in the form of an Unrestricted Definitive Note. Upon receipt of a request to register such a transfer, the Registrar shall register the Unrestricted Definitive Notes pursuant to the instructions from the Holder thereof. Unrestricted Definitive Notes cannot be exchanged for or transferred to Persons who take delivery thereof in the form of a Restricted Definitive Note.

         (f) Exchange Offer. Upon the occurrence of the Exchange Offer in accordance with the Registration Rights Agreement, the Company shall issue and, upon receipt of an Authentication Order in accordance with Section 2.02, the Trustee shall authenticate (i) one or more Unrestricted Global Notes in an aggregate principal amount equal to the principal amount of the beneficial interests in the Restricted Global Notes tendered for acceptance by Persons that certify in the applicable Letters of Transmittal that (x) they are not broker-dealers, (y) they are not participating in a distribution of the New Notes and (z) they are not affiliates (as defined in Rule 144) of the Company, and accepted for exchange in the Exchange Offer and (ii) Definitive Notes in an aggregate principal amount equal to the principal amount of the Restricted Definitive Notes accepted for exchange in the Exchange Offer. Concurrently with the issuance of such Notes, the Trustee shall cause the aggregate principal amount of the applicable Restricted Global Notes to be reduced accordingly, and the Company shall execute and the Trustee shall authenticate and deliver to the Persons designated by the Holders of Definitive Notes so accepted Definitive Notes in the appropriate principal amount.


         (g) Legends. The following legends shall appear on the face of all Global Notes and Definitive Notes issued under this Indenture unless specifically stated otherwise in the applicable provisions of this Indenture.


                 (i)  Private Placement Legend.

                      (A) Except as permitted by subparagraph (B) below, each Global Note and each Definitive Note (and all Notes issued in exchange therefor or substitution thereof) shall bear the legend in substantially the following:

"THIS NOTE (OR ITS PREDECESSOR) HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, U.S. PERSONS, EXCEPT AS SET FORTH IN THE NEXT SENTENCE. BY ITS ACQUISITION HEREOF OR OF A BENEFICIAL INTEREST HEREIN, THE HOLDER:

         1. REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) (A "QIB"), (B) IT HAS ACQUIRED THIS NOTE IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT OR (C) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) OR REGULATION D UNDER THE SECURITIES ACT (AN "IAI"),

         2. AGREES THAT IT WILL NOT RESELL OR OTHERWISE TRANSFER THIS NOTE EXCEPT (A) TO THE COMPANY OR ANY OF ITS SUBSIDIARIES, (B) TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QIB PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QIB IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (C) IN AN OFFSHORE TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR 904 OF THE SECURITIES ACT, (D) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144 UNDER THE SECURITIES ACT, (E) TO AN IAI THAT, PRIOR TO SUCH TRANSFER, FURNISHES THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE TRANSFER OF THIS NOTE (THE FORM OF WHICH CAN BE OBTAINED FROM THE TRUSTEE) AND, IF SUCH TRANSFER IS IN RESPECT OF AN AGGREGATE PRINCIPAL AMOUNT OF SENIOR SUBORDINATED NOTES LESS THAN $250,000, AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY THAT SUCH TRANSFER IS IN COMPLIANCE WITH THE SECURITIES ACT, (F) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY) OR (G) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH THE APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION AND

         3. AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS NOTE OR AN INTEREST HEREIN IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.

AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION" AND "UNITED STATES" HAVE THE MEANINGS GIVEN TO THEM BY RULE 902 OF REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS NOTE IN VIOLATION OF THE FOREGOING."

                      (B) Notwithstanding the foregoing, any Global Note or Definitive Note issued pursuant to subparagraphs (b)(iv), (c)(ii),
           (c)(iii), (d)(ii), (d)(iii), (e)(ii), (e)(iii) or (f) to this Section
           2.06 (and all Notes issued in exchange therefor or substitution thereof) shall not bear the Private Placement Legend.

                 (ii) Global Note Legend. Each Global Note shall bear a legend in substantially the following form:

"THIS GLOBAL NOTE IS HELD BY THE DEPOSITARY (AS DEFINED IN THE INDENTURE GOVERNING THIS NOTE) OR ITS NOMINEE IN CUSTODY FOR THE BENEFIT OF THE BENEFICIAL OWNERS HEREOF, AND IS NOT TRANSFERABLE TO ANY PERSON UNDER ANY CIRCUMSTANCES EXCEPT THAT (I) THE TRUSTEE MAY MAKE SUCH NOTATIONS HEREON AS MAY BE REQUIRED PURSUANT TO SECTION 2.07 OF THE INDENTURE, (II) THIS GLOBAL NOTE MAY BE EXCHANGED IN WHOLE BUT NOT IN PART PURSUANT TO SECTION 2.06(a) OF THE INDENTURE,
(III) THIS GLOBAL NOTE MAY BE DELIVERED TO THE TRUSTEE FOR CANCELLATION PURSUANT TO SECTION 2.11 OF THE INDENTURE AND (IV) THIS GLOBAL NOTE MAY BE TRANSFERRED TO A SUCCESSOR DEPOSITARY WITH THE PRIOR WRITTEN CONSENT OF THE COMPANY."


         (h) Cancellation and/or Adjustment of Global Notes. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.11 hereof. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depositary at the direction of the Trustee to reflect such increase.


            (i)   General Provisions Relating to Transfers and Exchanges.


                 (i) To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Global Notes and Definitive Notes upon the Company's order or at the Registrar's request.

                 (ii) No service charge shall be made to a holder of a beneficial interest in a Global Note or to a Holder of a Definitive Note for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchange or transfer pursuant to Sections 2.10, 3.06, 3.09, 4.10, 4.15 and 9.05 hereof).

                 (iii)The Registrar shall not be required to register the transfer of or exchange any Note selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part.

                 (iv) All Global Notes and Definitive Notes issued upon any registration of transfer or exchange of Global Notes or Definitive Notes shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Global Notes or Definitive Notes surrendered upon such registration of transfer or exchange.

                 (v) The Company shall not be required (A) to issue, to register the transfer of or to exchange any Notes during a period beginning at the opening of business 15 days before the day of any selection of Notes for redemption under Section 3.02 hereof and ending at the close of business on the day of selection, (B) to register the transfer of or to exchange any Note so selected for redemption in whole or in part, except the unredeemed portion of any Note being redeemed in part or (C) to register the transfer of or to exchange a Note between a record date and the next succeeding Interest Payment Date.

                 (vi) Prior to due presentment for the registration of a transfer of any Note, the Trustee, any Agent and the Company may deem and treat the Person in whose name any Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Notes and for all other purposes, and none of the Trustee, any Agent or the Company shall be affected by notice to the contrary.

                 (vii)The Trustee shall authenticate Global Notes and Definitive Notes in accordance with the provisions of Section 2.02 hereof.

                 (viii) All certifications, certificates and Opinions of Counsel required to be submitted to the Registrar pursuant to this Section 2.06 to effect a registration of transfer or exchange may be submitted by facsimile.

Section 2.07.     Replacement Notes.

         If any mutilated Note is surrendered to the Trustee or the Company and the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Note, then, in the absence of notice to the Company that the Note has been acquired by a protected purchaser, the Company shall issue and the Trustee shall authenticate a replacement Note. If required by the Trustee or the Company, an indemnity bond must be supplied by the Holder that is sufficient in the judgment of the Trustee and the Company to protect the Company, the Trustee, any Agent and any authenticating agent from any loss that any of them may suffer if a Note is replaced.
The Company may charge for its expenses in replacing a Note.


         Every replacement Note is an additional obligation of the Company and shall be entitled to all of the benefits of this Indenture equally and proportionately with all other Notes duly issued hereunder.


Section 2.08.     Outstanding Notes.

         The Notes outstanding at any time are all the Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those reductions in the interest in a Global Note effected by the Trustee in accordance with the provisions hereof, and those described in this Section as not outstanding. Except as set forth in Section 2.09 hereof, a Note does not cease to be outstanding because the Company or an Affiliate of the Company holds the Note.

         If a Note is replaced pursuant to Section 2.07 hereof, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Note is held by a protected purchaser.


         If the principal amount of any Note is considered paid under Section
4.01 hereof, it ceases to be outstanding and interest on it ceases to accrue.


         If the Paying Agent (other than the Company, a Subsidiary or an Affiliate of any thereof) holds, on a redemption date or maturity date, money sufficient to pay Notes payable on that date, then on and after that date such Notes shall be deemed to be no longer outstanding and shall cease to accrue interest.


Section 2.09.     Treasury Notes.

         In determining whether the Holders of the required principal amount of Notes have concurred in any direction, waiver or consent, Notes owned by the Company, or by any Affiliate of the Company, shall be considered as though not outstanding, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes that the Trustee knows are so owned shall be so disregarded.


Section 2.10.     Temporary Notes.

         Until certificates representing Notes are ready for delivery, the Company may prepare and the Trustee, upon receipt of an Authentication Order, shall authenticate temporary Notes. Temporary Notes shall be substantially in the form of definitive Notes but may have variations that the Company considers appropriate for temporary Notes and as shall be reasonably acceptable to the Trustee. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Notes in exchange for temporary Notes.


         Holders of temporary Notes shall be entitled to all of the benefits of this Indenture.


Section 2.11.     Cancellation.

         The Company at any time may deliver Notes to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Notes in accordance with its record retention policies at the time (subject to the record retention requirement of the Exchange Act). The Company may not issue new Notes to replace Notes that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.12.     Record Date.

         The record date for purposes of determining the identity of Holders of the Notes entitled to vote or consent to any action by vote or consent authorized or permitted under this Indenture shall be determined as provided in TIA Section 316(c).


Section 2.12.     Defaulted Interest.

         If the Company defaults in a payment of interest on the Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.



                                    ARTICLE 3
                            REDEMPTION AND PREPAYMENT

Section 3.01.     Notices to Trustee.

         If the Company elects to redeem Notes pursuant to the optional redemption provisions of Section 3.07 hereof, it shall furnish to the Trustee, at least 30 days but not more than 60 days before a redemption date, an Officers' Certificate setting forth (i) the clause of this Indenture pursuant to which the redemption shall occur, (ii) the redemption date, (iii) the principal amount of Notes to be redeemed and (iv) the redemption price.


Section 3.02.     Selection of Notes to Be Redeemed.

         If less than all of the Notes are to be redeemed or purchased in an offer to purchase at any time, the Trustee shall select the Notes to be redeemed or purchased among the Holders of the Notes in compliance with the requirements of the principal national securities exchange, if any, on which the Notes are listed or, if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate. In the event of partial redemption by lot, the particular Notes to be redeemed shall be selected, unless otherwise provided herein, not less than 30 nor more than 60 days prior to the redemption date by the Trustee from the outstanding Notes not previously called for redemption.


         The Trustee shall promptly notify the Company in writing of the Notes selected for redemption and, in the case of any Note selected for partial redemption, the principal amount thereof to be redeemed. Notes and portions of Notes selected shall be in amounts of $1,000 or whole multiples of $1,000; except that if all of the Notes of a Holder are to be redeemed, the entire outstanding amount of Notes held by such Holder, even if not a multiple of $1,000, shall be redeemed. Except as provided in the preceding sentence, provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption.
Section 3.03.     Notice of Redemption.

         Subject to the provisions of Section 3.09 hereof, at least 30 days but not more than 60 days before a redemption date, the Company shall mail or cause to be mailed, by first class mail, a notice of redemption to each Holder whose Notes are to be redeemed at its registered address.


         The notice shall identify the Notes to be redeemed and shall state:


         (a)      the redemption date;


         (b)      the redemption price;


         (c) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the redemption date upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion shall be issued upon cancellation of the original Note;


         (d)      the name and address of the Paying Agent;


         (e) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;


         (f) that, unless the Company defaults in making such redemption payment, interest on Notes called for redemption ceases to accrue on and after the redemption date;


         (g) the paragraph of the Notes and/or Section of this Indenture pursuant to which the Notes called for redemption are being redeemed; and


         (h) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes.


         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense; provided, however, that the Company shall have delivered to the Trustee, at least 45 days prior to the redemption date, an Officers' Certificate requesting that the Trustee give such notice and setting forth the information to be stated in such notice as provided in the preceding paragraph.


Section 3.04.     Effect of Notice of Redemption.

         Once notice of redemption is mailed in accordance with Section 3.03 hereof, Notes called for redemption become irrevocably due and payable on the redemption date at the redemption price. A notice of redemption may not be conditional.


Section 3.05.     Deposit of Redemption Price.

         One Business Day prior to the redemption date, the Company shall deposit with the Trustee or with the Paying Agent money sufficient to pay the redemption price of and accrued interest on all Notes to be redeemed on that date. The Trustee or the Paying Agent shall promptly return to the Company any money deposited with the Trustee or the Paying Agent by the Company in excess of the amounts necessary to pay the redemption price of, and accrued interest on, all Notes to be redeemed.


         If the Company complies with the provisions of the preceding paragraph, on and after the redemption date, interest shall cease to accrue on the Notes or the portions of Notes called for redemption. If a Note is redeemed on or after an interest record date but on or prior to the related interest payment date, then any accrued and unpaid interest shall be paid to the Person in whose name such Note was registered at the close of business on such record date. If any Note called for redemption shall not be so paid upon surrender for redemption because of the failure of the Company to comply with the preceding paragraph, interest shall be paid on the unpaid principal, from the redemption date until such principal is paid, and to the extent lawful on any interest not paid on such unpaid principal, in each case at the rate provided in the Notes and in
Section 4.01 hereof.


Section 3.06.     Notes Redeemed in Part.

         Upon surrender of a Note that is redeemed in part, the Company shall issue and, upon the Company's written request, the Trustee shall authenticate for the Holder at the expense of the Company a new Note equal in principal amount to the unredeemed portion of the Note surrendered.


Section 3.07.     Optional Redemption.

         (a) Except as set forth in clause (b) of this Section 3.07, the Company shall not have the option to redeem the Notes pursuant to this Section 3.07 prior to November 1, 2003. Thereafter, the Company shall have the option to redeem the Notes, in whole or in part, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:



        Year                                                        Percentage
        2003.................................................         106.000%
        2004.................................................         103.000%
        2005 and thereafter..................................         100.000%



         (b) Notwithstanding the provisions of clause (a) of this Section 3.07, at any time prior to May 1, 2002, the Company may redeem up to a maximum of 25% of the aggregate principal amount of the Notes then outstanding at a redemption price of 112.000% of the principal amount thereof, with the net proceeds from either (i) an underwritten public offering of the common stock of the Company or
(ii) a sale of the Capital Stock (other than Disqualified Stock) of the Company to a Strategic Investor (excluding Affiliates of the Company) in a single transaction or a series of related transactions for at least $25.0 million (clauses (i) and (ii) together, collectively referred to herein as "Qualified Equity Offerings"); provided that, in either case, at least 75% in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption shall occur within 90 days of the date of the closing of such Qualified Equity Offering.


         (c) Any redemption pursuant to this Section 3.07 shall be made pursuant to the provisions of Section 3.01 through 3.06 hereof.


Section 3.08.     Mandatory Redemption.

         Except as set forth under Sections 4.10 and 4.15 hereof, the Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Notes.


Section 3.09.     Offer to Purchase by Application of Excess Proceeds.

         In the event that, pursuant to Section 4.10 hereof, the Company shall be required to commence an offer to all Holders to purchase Notes (an "Asset Sale Offer"), it shall follow the procedures specified below.


         The Asset Sale Offer shall remain open for a period of 20 Business Days following its commencement and no longer, except to the extent that a longer period is required by applicable law (the "Offer Period"). No later than five Business Days after the termination of the Offer Period (the "Purchase Date"), the Company shall purchase the principal amount of Notes required to be purchased pursuant to Section 4.10 hereof (the "Offer Amount") or, if less than the Offer Amount has been tendered, all Notes tendered in response to the Asset Sale Offer. Payment for any Notes so purchased shall be made in the same manner as interest payments are made.


         If the Purchase Date is on or after an interest record date and on or before the related interest payment date, any accrued and unpaid interest shall be paid to the Person in whose name a Note is registered at the close of business on such record date, and no additional interest shall be payable to Holders who tender Notes pursuant to the Asset Sale Offer.


         Upon the commencement of an Asset Sale Offer, the Company shall send, by first class mail, a notice to the Trustee and each of the Holders, with a copy to the Trustee. The notice shall contain all instructions and materials necessary to enable such Holders to tender Notes pursuant to the Asset Sale Offer. The Asset Sale Offer shall be made to all Holders. The notice, which shall govern the terms of the Asset Sale Offer, shall state:


         (a)      that the Asset Sale Offer is being made  pursuant to this
Section 3.09 and Section 4.10 hereof and the length of time the Asset Sale Offer shall remain open;

         (b)      the Offer Amount, the purchase price and the Purchase Date;


         (c) that any Note not tendered or accepted for payment shall continue to accrete or accrue interest;


         (d) that, unless the Company defaults in making such payment, any Note accepted for payment pursuant to the Asset Sale Offer shall cease to accrete or accrue interest after the Purchase Date;


         (e) that Holders electing to have a Note purchased pursuant to an Asset Sale Offer may elect to have Notes purchased in integral multiples of $1,000 only;


         (f) that Holders electing to have a Note purchased pursuant to any Asset Sale Offer shall be required to surrender the Note, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Note completed, or transfer by book-entry transfer, to the Company, a depositary, if appointed by the Company, or a Paying Agent at the address specified in the notice at least three days before the Purchase Date;


         (g) that Holders shall be entitled to withdraw their election if the Company, the depositary or the Paying Agent, as the case may be, receives, not later than the expiration of the Offer Period, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Note the Holder delivered for purchase and a statement that such Holder is withdrawing his election to have such Note purchased;


         (h) that, if the aggregate principal amount of Notes surrendered by Holders exceeds the Offer Amount, the Company shall select the Notes to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company so that only Notes in denominations of $1,000, or integral multiples thereof, shall be purchased); and


         (i) that Holders whose Notes were purchased only in part shall be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered (or transferred by book-entry transfer).


         On or before the Purchase Date, the Company shall, to the extent lawful, accept for payment, on a pro rata basis to the extent necessary, the Offer Amount of Notes or portions thereof tendered pursuant to the Asset Sale Offer, or if less than the Offer Amount has been tendered, all Notes tendered, and shall deliver to the Trustee an Officers' Certificate stating that such Notes or portions thereof were accepted for payment by the Company in accordance with the terms of this Section 3.09. The Company or the Paying Agent shall promptly (but in any case not later than five days after the Purchase Date) mail or deliver to each tendering Holder an amount equal to the purchase price of the Notes tendered by such Holder and accepted by the Company for purchase, and the Company shall promptly issue a new Note, and the Trustee, upon written request from the Company shall authenticate and mail or deliver such new Note to such Holder, in a principal amount equal to any unpurchased portion of the Note surrendered. Any Note not so accepted shall be promptly mailed or delivered by the Company to the Holder thereof. The Company shall publicly announce the results of the Asset Sale Offer on the Purchase Date.


         Other than as specifically provided in this Section 3.09, any purchase pursuant to this Section 3.09 shall be made pursuant to the provisions of Sections 3.01 through 3.06 hereof.



                                    ARTICLE 4
                                    COVENANTS

Section 4.01.     Payment of Notes.

         (a) The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Notes on the dates and in the manner provided in the Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds as of 10:00 a.m. Eastern Time on the due date money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due.


         (b) If (i) any Registration Statement required by the Registration Rights Agreement is not filed with the SEC on or prior to the date specified for such filing in the Registration Rights Agreement, (ii) any such Registration Statement has not been declared effective by the SEC on or prior to the date specified for such effectiveness in the Registration Rights Agreement (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been consummated within 30 Business Days of the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded immediately by a post-effective amendment to such Registration Statement that cures such failure and that is itself declared effective immediately (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Company shall pay Liquidated Damages, in cash, to each Holder of Transfer Restricted Notes with respect to the first 90-day period immediately following the occurrence of such Registration Default, at a rate of 0.5% per annum, determined daily, on the principal amount of the Notes as of the immediately preceding Interest Payment Date. Such interest rate will increase by an additional 0.25% per annum at the beginning of each subsequent 90-day period up to a maximum aggregate increase of 2.0% per annum until all Registration Defaults have been cured, at which time the interest rate borne by the Notes will be reduced to the original interest rate. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of clause (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) in the case of clause (ii) above, (3) upon consummation of the Exchange Offer in the case of clause (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of clause (iv) above, the liquidated damages payable with respect to the Transfer Restricted Notes as a result of such clause (i), (ii), (iii) or (iv), as applicable, shall cease.


         (c) The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the rate equal to 1% per annum in excess of the then applicable interest rate on the Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace period) at the same rate to the extent lawful.


Section 4.02.     Maintenance of Office or Agency.

         The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee or an affiliate of the Trustee, Registrar or co-registrar) where Notes may be surrendered for registration of transfer or for exchange and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.


         The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.


         The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

Section 4.03.     Reports.

         (a) Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company shall furnish to the Holders of Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report thereon by the Company's independent public accountants, (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports, in each case, within the time periods specified in the SEC's rules and regulations and (iii) on a quarterly basis, certain financial information and operating data with respect to each Subsidiary and Joint Venture engaged in a Telecommunications Business, in the form specified by Schedule E or Schedule F hereto, as applicable. In addition, following consummation of the Exchange Offer, whether or not required by the rules and regulations of the SEC, the Company shall file a copy of all such information and reports with the SEC for public availability within the time periods specified in the SEC's rules and regulations (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Company shall at all times comply with TIA S 314(a).


         (b) For so long as any Notes remain outstanding, the Company shall furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.


Section 4.04.     Compliance Certificate.

         (a) The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions of this Indenture (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Notes is prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.


         (b) So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, the year-end financial statements delivered pursuant to Section 4.03(a) above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements, nothing has come to their attention that would lead them to believe that the Company has violated any provisions of Article 4 or Article 5 hereof or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any Person for any failure to obtain knowledge of any such violation.


         (c) The Company shall, so long as any of the Notes are outstanding, deliver to the Trustee, forthwith upon any Officer becoming aware of any Default or Event of Default, an Officers' Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.


Section 4.05.     Taxes.

         The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not adverse in any material respect to the Holders of the Notes.


Section 4.06.     Stay, Extension and Usury Laws.

         The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted.


Section 4.07.     Restricted Payments.

         The Company (i) shall not, and shall not permit any of its Subsidiaries or Joint Ventures to, directly or indirectly: (a) declare or pay any dividend or make any other payment or distribution on account of the Company's Equity Interests (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or distributions payable to the Company or any Wholly Owned Subsidiary); (b) purchase, redeem or otherwise acquire or retire for value any Equity Interests of the Company or any direct or indirect parent of the Company (other than Equity Interests owned by the Company or any Wholly Owned Subsidiary of the Company); or (c) purchase, redeem or otherwise acquire or retire for value, prior to a scheduled mandatory sinking fund payment date or maturity date, any Indebtedness of the Company which ranks subordinate in right to payment to the Notes and (ii) the Company shall not, and shall not permit any of its Subsidiaries or Permitted Joint Ventures to, make any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (i) and (ii) above being collectively referred to as "Restricted Payments") unless, at the time of and after giving effect to such Restricted Payment:


            (x) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and

            (y) such Restricted Payment, together with the aggregate amount of all other Restricted Payments (including, without limitation, all Restricted Payments referred to in clauses (a), (b)(1) and (e) below but excluding those made under clauses (b)(2), (c) and (d) below) made by the Company and its Subsidiaries after August 21, 1997 is less than the sum of:
     (1) the excess of (A) Cumulative Pro Forma EBITDA over (B) 1.5 times Cumulative Interest Expense plus (2) the aggregate net cash proceeds received by the Company after August 21, 1997 (other than from a Subsidiary or Joint Venture) (A) as capital contributions to the Company, (B) from the issuance and sale of Equity Interests (other than Disqualified Stock) and
     (C) from the issuance and sale of Indebtedness that is convertible into Capital Stock (other than Disqualified Stock), to the extent such Indebtedness is actually converted into such Capital Stock (clauses (A), (B) and (C) collectively referred to as "Equity Issuances"), other than any such net cash proceeds from Equity Issuances that were used as set forth in clauses (b) and (c) below; and

            (z) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of
     Section 4.09 hereof.

            The foregoing provisions will not prohibit the following Restricted
Payments:


            (a) the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture;

            (b) so long as no Default or Event of Default shall have occurred and be continuing, Investments in Telecommunications Businesses, which at the time any such Investment was made, did not cause the aggregate amount of all Investments then outstanding under this clause (b) to exceed (1) $20.0 million plus (2) the net cash proceeds from Equity Issuances not used as set forth in clause (y) of the preceding paragraph and clause (c) below;

            (c) the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the Company or of any Equity Interests of the Company in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of the Company) of, Equity Interests of the Company (other than Disqualified Stock); provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (b)(2) above and clause (y) of the preceding paragraph;

            (d) the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the Company with the net cash proceeds from an incurrence of Refinancing Indebtedness; or

            (e) the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the Company or any Subsidiary or Permitted Joint Venture of the Company held by any member of the Company's (or any of its Subsidiaries' or Permitted Joint Ventures') management pursuant to any management equity subscription agreement or stock option agreement in effect as of the date of this Indenture; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests shall not exceed $1,000,000 in any twelve-month period.

         For purposes of this Section 4.07, in the event that a Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture, all of the then outstanding Investments made by such entity since the date of this Indenture shall be deemed to have been made as of the date that such Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture; provided that if a Restricted Joint Venture ceases to be a Restricted Joint Venture as a result of (i) the loss of its Local Partner or (ii) the loss of management control of such Restricted Joint Venture, then the provisions of this paragraph shall not be applied to such entity.


         The amount of all Restricted Payments, other than cash, shall be the fair market value (evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee) on the date of such Restricted Payment of the asset(s) proposed to be transferred by the Company or such Subsidiary, as the case may be, pursuant to such Restricted Payment. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by the covenant "Restricted Payments" were computed, which calculations may be based upon the Company's latest available financial statements.


Section 4.08.     Dividend and Other Payment Restrictions Affecting
Subsidiaries.

         The Company shall not, and shall not permit any of its Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to:


           (i) (a) pay dividends or make any other distributions to the Company or any of its Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (b) pay any Indebtedness owed to the Company or any of its Subsidiaries.

           (ii) make loans or advances to the Company or any of its Subsidiaries,

           (iii) grant liens or grant security interests on its assets in favor of the Holders of the Notes or guarantee the payment of the Notes; or

           (iv) transfer any of its properties or assets to the Company or any of its Subsidiaries,

except for such encumbrances or restrictions existing under or by reason of:

           (a) Existing Indebtedness as in effect on the date of this Indenture;

           (b) any Credit Agreement creating or evidencing Indebtedness permitted by this Indenture and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof;

           (c) this Indenture and the Notes;

           (d) applicable law;

           (e) by reason of customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices;

           (f) purchase money obligations or Vendor Debt for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (iv) above on the property so acquired;

           (g) Indebtedness incurred pursuant to clause (viii) of Section 4.09 hereof, provided that such encumbrance or restriction only relates to the Subsidiary or Permitted Joint Venture incurring such Indebtedness; and

           (h) Refinancing Indebtedness, provided that such encumbrances or restrictions are no more restrictive than those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

Section 4.09.     Incurrence of Indebtedness and Issuance of Preferred Stock.

         The Company shall not, and shall not permit any of its Subsidiaries or Joint Ventures to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including, without limitation, Acquired Indebtedness), and the Company shall not issue any Disqualified Stock and shall not permit any of its Subsidiaries or Joint Ventures to issue any shares of Preferred Stock; provided that the Company may incur Indebtedness (including, without limitation, Acquired Indebtedness) or issue shares of Disqualified Stock if the Company's Consolidated Leverage Ratio as of the last day of the Company's most recently ended fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, or such Disqualified Stock is issued, as the case may be, would have been (a) greater than zero and less than 5.5 to 1.0, if such incurrence or issuance is on or prior to March 31, 2002, and (b) greater than zero and less than 5.0 to 1.0, if such incurrence or issuance is after March 31, 2002, determined on a pro forma basis (including pro forma application of the net proceeds therefrom) as if such Indebtedness had been incurred, or such Disqualified Stock had been issued, as the case may be, at the beginning of such fiscal quarter.


         The foregoing provisions shall not apply to:


            (i) the incurrence of Indebtedness by the Company, any Subsidiary (other than a General Partner Subsidiary) or any Permitted Joint Venture pursuant to Credit Agreement(s), provided that the aggregate principal amount of such Credit Agreement(s) at any one time outstanding under this clause (i) does not exceed $100.0 million for the Company, all of its Subsidiaries (other than a General Partner Subsidiary) and all of its Permitted Joint Ventures combined;

            (ii) the incurrence of Vendor Debt by the Company, any Subsidiary (other than a General Partner Subsidiary) or any Permitted Joint Venture, provided that the aggregate principal amount of such Vendor Debt does not exceed 100% of the total cost of the Telecommunications Related Assets financed therewith;

            (iii) Refinancing Indebtedness;

            (iv) the incurrence of Indebtedness by the Company not to exceed, at any one time outstanding, (a) 2.0 times (1) the net cash proceeds received by the Company after August 21, 1997 from the issuance and sale of its Capital Stock (other than Disqualified Stock) to the extent that such net cash proceeds have not been used to make Restricted Payments pursuant to clauses (b) or (c) of the second paragraph of Section 4.07 hereof plus (2) the fair market value at the time of issuance of Equity Interests (other than Disqualified Stock) issued after August 21, 1997 in connection with any acquisition of a Telecommunications Related Business, in each case to a Person other than a Subsidiary or a Joint Venture of the Company minus (b) the aggregate principal amount of the Notes then outstanding; provided that such Indebtedness does not mature prior to the Stated Maturity of the Notes and has a Weighted Average Life to Maturity longer than the Notes;

            (v) the incurrence by the Company of Indebtedness (in addition to Indebtedness permitted by any other clause of this paragraph) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding not to exceed $10.0 million;

            (vi) the incurrence by any Restricted Joint Venture of Non-Recourse Debt, provided that if any Non-Recourse Debt of a Restricted Joint Venture ceases to be Non-Recourse Debt, such event shall be deemed to constitute an incurrence of Indebtedness as of the date such Indebtedness ceases to be Non-Recourse Debt;

            (vii) the guarantee of Indebtedness by a General Partner Subsidiary in connection with the incurrence of Indebtedness by the Restricted Joint Venture of which such General Partner Subsidiary is a general partner;

            (viii) the incurrence by any Subsidiary (other than a General Partner Subsidiary) or any Permitted Joint Venture of Indebtedness (including, without limitation, Acquired Debt) so long as all of the net proceeds of such incurrence are used by such Subsidiary or Permitted Joint Venture, as the case may be, directly in connection with the design, construction, development or acquisition of a Telecommunications Service Market, provided that, as of the last day of the Company's most recent fiscal quarter for which internal financial statements are available immediately preceding the date on which such Indebtedness is incurred, either: (a) the aggregate principal amount of all Indebtedness of such Subsidiary or such Permitted Joint Venture does not exceed 1.75 times the Invested Equity Capital of such Subsidiary or such Permitted Joint Venture; or (b) the Consolidated Leverage Ratio of such Subsidiary or such Permitted Joint Venture would not have been greater than 3.5 to 1.0, in each case determined on a pro forma basis (including pro forma application of the net proceeds therefrom) as if such Indebtedness had been incurred at the beginning of such fiscal quarter, and provided, further that (1) any Indebtedness incurred by any such Subsidiary (other than Related Networks) pursuant to this paragraph shall be non-recourse with respect to the Company and (2) any such Indebtedness incurred by any such Permitted Joint Venture (other than Related Networks) shall be non-recourse with respect to the Company or any Subsidiary or any other Joint Venture; and

            (ix) the incurrence by the Company and its Subsidiaries of Existing Indebtedness.

         For purposes of this Section 4.09, in the event that the Company proposes to incur Indebtedness pursuant to clause (iv) above, the Company shall, simultaneously with the incurrence of such Indebtedness, deliver to the Trustee a resolution of the Board of Directors set forth in an Officers' Certificate stating that the sale or sales of Capital Stock forming the basis for the incurrence of such Indebtedness (i) constitutes a long term investment in the Company and (ii) has not been made for the purpose of circumventing this covenant. In the event that the Company rescinds, reverses or unwinds such sale of Capital Stock or otherwise returns or refunds all or any portion of the net cash proceeds of such sale of Capital Stock (whether by dividend, distribution or otherwise) within 270 days of the date of the incurrence of such Indebtedness, such Indebtedness will be deemed to be incurred on the date of, and immediately after giving effect to, such rescission, reversal, unwinding, return or refund.


         For purposes of this Section 4.09, in the event that a Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture, all of the then outstanding Indebtedness of such entity shall be deemed to have been incurred as of the date that such Restricted Joint Venture becomes a Permitted Joint Venture or otherwise ceases to be a Restricted Joint Venture.


Section 4.10.     Asset Sales.

         The Company shall not, and shall not permit any Subsidiary to, directly or indirectly, whether in a single transaction or a series of related transactions occurring within any twelve-month period, make any Asset Sale, unless:


           (i) the Company or the Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Board of Directors) for the shares or assets sold or otherwise disposed of; and

           (ii) at least 85% of such consideration consists of cash, provided that

                  (A) an amount equal to the fair market value (as determined in good faith by the Board of Directors) of:

                      (1) Telecommunications Related Assets received by the
               Company or any Subsidiary from the transferee that will be used by the Company or such Subsidiary in the operation of a Telecommunications Business;

                      (2) the Voting Stock of any Person engaged in a
               Telecommunications Business received by the Company or any Subsidiary; provided that on the date such Voting Stock is received, such Investment in Voting Stock constitutes a Permitted Joint Venture Investment; and

                      (3) the publicly tradeable Voting Stock of any person
               engaged in the Telecommunications Business received by the Company or any Subsidiary as consideration for a sale of an Equity Interest in any Restricted Joint Venture, will, for the purposes of this covenant, be deemed to be cash which was applied in accordance with the first sentence of the penultimate paragraph of this covenant; and

                  (B) in the event that any of Hyperion Telecommunications of Pennsylvania, Inc., Hyperion Telecommunications of Tennessee, Inc. or Hyperion Telecommunications of New York, Inc. sell their respective partnership interests in the partnerships to which each is a partner to the respective partnerships in the manner specified by the applicable Local Partner Agreement, (1) the principal amount of any seller note issued to the Company or any of its Wholly Owned Subsidiaries in connection with the sale of such partnership interest shall be deemed to be cash for purposes of this covenant and (2) the payments of principal pursuant to such seller note shall be deemed to be Net Cash Proceeds (for purposes of the penultimate paragraph of this covenant) as and when such payments are received.

         For purposes of this Section 4.10, the first $1.0 million of Net Cash Proceeds received from Asset Sales in any fiscal year shall not be subject to the restrictions contained in this Section 4.10.


         In determining the fair market value with respect to any Asset Sale or series of related Asset Sales involving aggregate consideration in excess of $25.0 million, the Board of Directors of the Company must obtain an opinion as to the fairness to the Holders of the Notes of such Asset Sales from a financial point of view issued by a nationally recognized investment banking firm with total assets in excess of $1.0 billion; provided that no such opinion shall be required if such Asset Sale is in accordance with the terms of any Local Partner Agreement to which the Company or any of its Subsidiaries is a party on the date of this Indenture.


         The Company may apply the Net Cash Proceeds from such Asset Sale (a) to the permanent repurchase, redemption or other repayment of Senior Debt of the Company (with a corresponding reduction to any commitments relating thereto) or
(b) to an investment in Telecommunications Related Assets in a Telecommunications Service Market within 180 days after any Asset Sale; provided that if the Company determines to make such investment in a New Telecommunications Service Market, the Company will be deemed to have complied with the first clause of this sentence if, the Company (y) within 180 days of such Asset Sale, delivers to the Trustee a resolution adopted by a majority of the Board of Directors set forth in an Officer's Certificate certifying that the Company intends to utilize the Net Cash Proceeds of such Asset Sale to invest in a specific New Telecommunications Service Market and (z) completes such investment within 360 days of such Asset Sale. The Company shall be deemed to have completed its investment for purposes of the preceding clause (z), so long as the Company has (i) a business plan that sets forth the Company's investment plans for the applicable Telecommunications Service Market and (ii) issued all material purchase orders to the appropriate parties that are necessary to complete such business plan. Any Net Cash Proceeds from an Asset Sale that are not applied or invested as provided in the preceding sentence shall constitute Excess Proceeds. When the aggregate amount of Excess Proceeds exceeds $2.5 million, the Company shall commence an offer (an "Asset Sale Offer") to the Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in this Indenture with respect to offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds, at an offer price in cash equal to 100% of aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase in accordance with the procedures set forth in Section 3.09 hereof. To the extent that the aggregate principal amount of Notes and such other pari passu Indebtedness, plus accrued and unpaid interest to the date of repurchase tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company may use such remaining Excess Proceeds for any purpose not prohibited by this Indenture. If the aggregate principal amount thereof, plus accrued and unpaid interest to the date of repurchase of the Notes and such other pari passu Indebtedness surrendered by holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of the Notes and such other pari passu Indebtedness tendered. Upon completion of such offer, the amount of Excess

Proceeds shall be reset at zero. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of an Asset Sale.


         Notwithstanding the foregoing, the Company shall not, and shall not permit any Subsidiary to, directly or indirectly, make any Asset Sale of any Equity Interests of any Subsidiary (at least 80% of the voting power of the Capital Stock of which is owned by the Company) except pursuant to an Asset Sale of all of the Equity Interests of such Subsidiary; provided that any sale of any Equity Interest of any such Subsidiary to a Strategic Investor shall be deemed not to be an Asset Sale for purposes of this Section 4.10, so long as such sale of such Equity Interests does not result in such Subsidiary ceasing to be a Subsidiary of the Company.


Section 4.11.     Transactions with Affiliates.

         The Company shall not, and shall not permit any of its Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an "Affiliate Transaction"), or series of Affiliate Transactions, involving in the aggregate in excess of $1.0 million, unless the Company delivers to the Trustee
(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution adopted in good faith by a majority of the disinterested members of the Board of Directors of the Company is set forth in an Officers' Certificate certifying that such Affiliate Transaction is on terms that are no less favorable to the Company or the relevant Subsidiary other than those that would have been obtained in a comparable transaction by the Company or such Subsidiary with an unrelated Person; and (b) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to the Company of such Affiliate Transaction from a financial point of view issued by a nationally recognized consulting firm, business valuation firm or investment banking firm; provided that (i) all agreements and arrangements with Affiliates, including without limitation the Local Partner Agreements, the Fiber Lease Agreements, the Management Agreements, network monitoring agreements and transactions in connection therewith or pursuant thereto existing on the date of the 13% Note Indenture and through the current term thereof; (ii) all arrangements and transactions with Adelphia, including existing intercompany Indebtedness, overhead charges made in the ordinary course of business, fiber lease arrangements and similar services existing on the date of the 13% Note Indenture and through the current term thereof; (iii) all employment arrangements approved by the Board of Directors; (iv) all Restricted Payments made pursuant to Section
4.07 hereof; (v) transactions between or among the Company and/or its Wholly Owned Subsidiaries; (vi) transactions between a General Partner Subsidiary and the Restricted Joint Venture of which such General Partner Subsidiary is a general partner; and (vii) management and network monitoring agreements between the Company and any of its Joint Ventures, shall not be deemed Affiliate Transactions.

Section 4.12.     Liens.

         The Company shall not, and will not permit any of its Subsidiaries or Permitted Joint Ventures to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind securing Indebtedness or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under this Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.
Section 4.13.     Line of Business.

         The Company shall not, and will not permit any Subsidiary to, engage in any business other than the Telecommunications Business and such business activities as are incidental or related thereto.


Section 4.14.     Corporate Existence.

         Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Notes.


Section 4.15.     Offer to Repurchase Upon Change of Control.

         (a) Upon the occurrence of a Change of Control, the Company shall make an offer (a "Change of Control Offer") to each Holder to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest to the date of repurchase in accordance with the procedures set forth in this Section 4.15 (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder stating: (1) that the Change of Control Offer is being made pursuant to this Section 4.15 and that all Notes tendered will be accepted for payment; (2) the purchase price and the purchase date, which shall be no later than 30 business days from the date such notice is mailed (the "Change of Control Payment Date"); (3) that any Note not tendered will continue to accrete or accrue interest; (4) that, unless the Company defaults in the payment of the Change of Control Payment, all Notes accepted for payment pursuant to the Change of Control Offer shall cease to accrete or accrue interest after the Change of Control Payment Date; (5) that Holders electing to have any Notes purchased pursuant to a Change of Control Offer will be required to surrender the Notes, with the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes completed, to the Paying Agent at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date; (6) that Holders will be entitled to withdraw their election if the Paying Agent receives, not later than the close of business on the second Business Day preceding the Change of Control Payment Date, a telegram, telex, facsimile transmission or letter setting forth the name of the

Holder, the principal amount of Notes delivered for purchase, and a statement that such Holder is withdrawing his election to have the Notes purchased; and
(7) that Holders whose Notes are being purchased only in part will be issued new Notes equal in principal amount to the unpurchased portion of the Notes surrendered, which unpurchased portion must be equal to $1,000 in principal amount or an integral multiple thereof. The Company shall comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of Notes in connection with a Change of Control.


         (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of Notes so tendered payment in an amount equal to the purchase price for the Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such Holder, if any; provided, that each such new Note shall be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.


         (c) Prior to complying with clauses (a) and (b) above, but in any event within 90 days following a Change of Control, the Company shall either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of the Notes required by this Section 4.15.


         (d) Notwithstanding anything to the contrary in this Section 4.15, the Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this
Section 4.15 and Section 3.09 hereof and all other provisions of this Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.


Section 4.16.     No Senior Subordinated Debt.

         Notwithstanding the provisions of Section 4.09 hereof, the Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the Company and senior in any respect in right of payment to the Notes.

Section 4.17.     Limitation on Sale and Leaseback Transactions.

         The Company shall not, and shall not permit any of its Subsidiaries to, enter into any Sale and Leaseback Transaction; provided that the Company or any Subsidiary (other than a General Partner Subsidiary) may enter into a Sale and Leaseback Transaction if (i) the Company or other entity could have incurred the Indebtedness relating to such Sale and Leaseback Transaction pursuant to Sections 4.09 and 4.12 hereof to incur secured Indebtedness in an amount equal to the Attributable Debt with respect to such transaction, (ii) the net proceeds of such Sale and Leaseback Transaction are at least equal to the fair market value of such property as determined in good faith by the Board of Directors of the Company and (iii) such proceeds are applied in accordance with Section 4.10 hereof.


Section 4.18.     Loans to Subsidiaries and Joint Ventures.

         All loans to Subsidiaries or Joint Ventures made by the Company from time to time after the date of this Indenture will be evidenced by Intercompany Notes in favor of the Company. All loans by the Company to any Subsidiary or Joint Venture outstanding on the date of this Indenture will be evidenced by an unsecured Intercompany Note. The Company shall not, and shall not permit any of its Subsidiaries to, make any loans by Subsidiaries to other Subsidiaries and by Subsidiaries to Joint Ventures in which such Subsidiary does not have an Equity Interest, except that such loans may be (i) incurred and maintained between and among the Company, its Subsidiaries and Permitted Joint Ventures in connection with the incurrence of Indebtedness pursuant to clause (i) of Section 4.09 hereof or (ii) incurred and maintained between and among Related Networks in connection with the incurrence of Indebtedness by such Related Networks pursuant to the last proviso of paragraph (viii) of Section 4.09 hereof. A form of Intercompany Note is attached as an annex hereto.


Section 4.19.     Limitation on Status as Investment Company.

         The Company shall not, and shall not permit any of its Subsidiaries to, conduct its business in a fashion that would cause it to be required to register as an "investment company" (as that term is defined in the Investment Company Act of 1940, as amended) or otherwise become subject to regulation under the Investment Company Act of 1940.


Section 4.20.     Payments for Consent.

         Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any holder of any Notes for or as inducement to any consent, waiver or amendment of any terms or provisions of the Notes unless such consideration is offered to be paid or agreed to be paid to all holders of the Notes which so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                    ARTICLE 5
                                   SUCCESSORS

Section 5.01.     Merger, Consolidation, or Sale of Assets.

         The Company may not consolidate or merge with or into (whether or not the Company is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes and this Indenture pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee; (iii) immediately after such transaction no Default or Event of Default exists; and (iv) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and
(B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, either (x) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.09 hereof or (y) have a Consolidated Leverage Ratio no greater than the Consolidated Leverage Ratio of the Company immediately prior to such transaction.


Section 5.02.     Successor Corporation Substituted.

         Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company), and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meets the requirements of Section 5.01 hereof.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01.     Events of Default.

         An "Event of Default" occurs if:


         (a) the Company defaults in the payment when due of interest on, or Liquidated Damages with respect to, the Notes and such default continues for a period of 30 days, whether or not prohibited by the provisions of Article 10 hereof;


         (b) the Company defaults in the payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including, without limitation, in connection with an offer to purchase) or otherwise, whether or not prohibited by the provisions of Article 10 hereof;


         (c)      the Company  fails to comply  with any of the  provisions  of
Section  4.07,  4.10,  4.15 or 5.01 hereof;


         (d) the Company fails to comply with the provisions described under
4.09 hereof; provided that, for purposes of the last paragraph of Section 4.09 only, in the event that the Company fails to comply with such paragraph because Indebtedness is deemed to be incurred by a Restricted Joint Venture solely as a result of such Restricted Joint Venture ceasing to be a Restricted Joint Venture as a result of (i) the loss of a Local Partner or (ii) the loss of management control of such Restricted Joint Venture, such failure continues for 90 days;


         (e) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Notes for 30 days after notice to the Company by the Trustee or the Holders of at least 25% in aggregate principal amount of the Notes then outstanding;


         (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $5.0 million or more;

         (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million;


         (h) the Company or any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary, constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:


                 (i)  commences a voluntary case,

                 (ii) consents to the entry of an order for relief against it in an involuntary case,

                 (iii)consents to the appointment of a custodian of it or for all or substantially all of its property,

                 (iv) makes a general assignment for the benefit of its creditors, or

                 (v) generally is not paying its debts as they become due; or

         (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:


                 (i) is for relief against the Company or any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary, constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary in an involuntary case;

                 (ii) appoints a Custodian of the Company or any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary, constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary, constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary; or

                 (iii)orders the liquidation of the Company or any of its Significant Subsidiaries or any of its Joint Ventures that would, if it were a Subsidiary, constitute a Significant Subsidiary, or any group of Subsidiaries or Joint Ventures that, taken as a whole, would constitute a Significant Subsidiary;

and the order or decree remains unstayed and in effect for 60 consecutive days.

Section 6.02.     Acceleration.

         If any Event of Default (other than an Event of Default specified in clause (h) and (i) of Section 6.01 hereof with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately; upon any such declaration, the Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) and (i) of Section
6.01 hereof occurs with respect to the Company, any Significant Subsidiary or any group of Subsidiaries that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable without further action or notice. Holders of the Notes may not enforce this Indenture or the Notes except as provided in this Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under this Indenture except a continuing Default or Event of Default in payment of interest on, or the principal of, the Notes. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.


         In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to Section
3.07 hereof, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to November 1, 2003 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to November 1, 2003, then the premium payable for purposes of this paragraph beginning the date hereof and ending on November 1, 2003 shall be 112.000% of the amount that would otherwise be due but for the provisions of this paragraph, plus accrued interest, if any, to the date of payment.


         The Company is required to deliver to the Trustee annually a statement regarding compliance with this Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default


Section 6.03.     Other Remedies.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal, premium, if any, and interest on the Notes or to enforce the performance of any provision of the Notes or this Indenture.


         The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.


Section 6.04.     Waiver of Past Defaults.

         Holders of not less than a majority in aggregate principal amount of the then outstanding Notes by notice to the Trustee may on behalf of the Holders of all of the Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium and Liquidated Damages, if any, or interest on, the Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.


Section 6.05.     Control by Majority.

         Holders of a majority in principal amount of the then outstanding Notes may direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture that the Trustee determines may be unduly prejudicial to the rights of other Holders of Notes or that may involve the Trustee in personal liability.


Section 6.06.     Limitation on Suits.

         A Holder of a Note may pursue a remedy with respect to this Indenture or the Notes only if:


         (a) the Holder of a Note gives to the Trustee written notice of a continuing Event of Default;


         (b) the Holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy;


         (c) such Holder of a Note or Holders of Notes offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;


         (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and


         (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request.

         A Holder of a Note may not use this Indenture to prejudice the rights of another Holder of a Note or to obtain a preference or priority over another Holder of a Note.


Section 6.07.     Rights of Holders of Notes to Receive Payment.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal, premium and Liquidated Damages, if any, and interest on the Note, on or after the respective due dates expressed in the Note (including in connection with an offer to purchase), or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.


Section 6.08.     Collection Suit by Trustee.

         If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium and Liquidated Damages, if any, and interest remaining unpaid on the Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.


Section 6.09.     Trustee May File Proofs of Claim.

         The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10.     Priorities.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                 First:      to the Trustee,  its agents and  attorneys  for
      amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                 Second:     to Holders of Notes for  amounts  due and unpaid on
      the Notes for principal, premium and Liquidated Damages, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Notes for principal, premium and Liquidated Damages, if any and interest, respectively; and

                 Third:      to the Company or to such party as a court of
      competent jurisdiction shall direct.

         The Trustee may fix a record date and payment date for any payment to Holders of Notes pursuant to this Section 6.10.


Section 6.11.     Undertaking for Costs.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Notes.



                                    ARTICLE 7
                                     TRUSTEE

Section 7.01.     Duties of Trustee.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in its exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.


         (b) Except during the continuance of an Event of Default:

         (i) the duties of the Trustee shall be determined solely by the express provisions of this Indenture and the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and


         (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.


         (c) The Trustee may not be relieved from liabilities for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:


         (i) this paragraph does not limit the effect of paragraph (b) of this Section;


         (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and


         (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05 hereof.


         (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section.


         (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or incur any liability. The Trustee shall be under no obligation to exercise any of its rights and powers under this Indenture at the request of any Holders, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.


         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company. Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.


Section 7.02.     Rights of Trustee.

         (a) The Trustee may conclusively rely upon any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such Officers' Certificate or Opinion of Counsel. The Trustee may consult with counsel and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection from liability in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon.


         (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.


         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith that it believes to be authorized or within the rights or powers conferred upon it by this Indenture.


         (e) Unless otherwise specifically provided in this Indenture, any demand, request, direction or notice from the Company shall be sufficient if signed by an Officer of the Company.


         (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that might be incurred by it in compliance with such request or direction.


         (g) Except in connection with compliance with TIA S310 or S311, the Trustee shall only be charged with knowledge of Responsible Officers.


Section 7.03.     Individual Rights of Trustee.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Company or any Affiliate of the Company with the same rights it would have if it were not Trustee. However, in the event that the Trustee acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or resign. Any Agent may do the same with like rights and duties. The Trustee is also subject to Sections 7.10 and 7.11 hereof.


Section 7.04.     Trustee's Disclaimer.

         The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes or any money paid to the Company or upon the Company's direction under any provision of this Indenture, it shall not be responsible for the use or application of any money received by any Paying Agent other than the Trustee, and it shall not be responsible for any statement or recital herein or any statement in the Notes or any other document in connection with the sale of the Notes or pursuant to this Indenture other than its certificate of authentication.


Section 7.05.     Notice of Defaults.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of Notes a notice of the Default or Event of Default within 90 days after it occurs. Except in the case of a Default or Event of Default in payment of principal of, premium, if any, or interest on any Note, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interests of the Holders of the Notes.


Section 7.06.     Reports by Trustee to Holders of the Notes.

         Within 60 days after each May 15 beginning with the May 15 following the date of this Indenture, and for so long as Notes remain outstanding, the Trustee shall mail to the Holders of the Notes a brief report dated as of such reporting date that complies with TIA S 313(a) (but if no event described in TIA S 313(a) has occurred within the twelve months preceding the reporting date, no report need be transmitted). The Trustee also shall comply with TIA S 313(b)(2). The Trustee shall also transmit by mail all reports as required by TIA S 313(c).


         A copy of each report at the time of its mailing to the Holders of Notes shall be mailed to the Company and filed with the SEC and each stock exchange on which the Notes are listed in accordance with TIA S 313(d). The Company shall promptly notify the Trustee when the Notes are listed on any stock exchange.


Section 7.07.     Compensation and Indemnity.

         The Company shall pay to the Trustee from time to time reasonable compensation for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee promptly upon request for all reasonable disbursements, advances and expenses incurred or made by it in addition to the compensation for its services. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.


         The Company shall indemnify the Trustee against any and all losses, liabilities or expenses incurred by it arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to its negligence or bad faith. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.


         The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture.


         To secure the Company's payment obligations in this Section, the Trustee shall have a Lien prior to the Notes on all money or property held or collected by the Trustee, except that held in trust to pay principal and interest on particular Notes. Such Lien shall survive the satisfaction and discharge of this Indenture.


         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(g) or (h) hereof occurs, the expenses and the compensation for the services (including the fees and expenses of its agents and counsel) are intended to constitute expenses of administration under any Bankruptcy Law.


         The Trustee shall comply with the provisions of TIA S 313(b)(2) to the extent applicable.


Section 7.08.     Replacement of Trustee.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.


         The Trustee may resign in writing at any time and be discharged from the trust hereby created by so notifying the Company. The Holders of a majority in principal amount of the then outstanding Notes may remove the Trustee by so notifying the Trustee and the Company in writing. The Company may remove the Trustee if:


         (a)      the Trustee fails to comply with Section 7.10 hereof;


         (b) the Trustee is adjudged a bankrupt or an insolvent or an order for relief is entered with respect to the Trustee under any Bankruptcy Law;


         (c) a custodian or public officer takes charge of the Trustee or its property; or


         (d)      the Trustee becomes incapable of acting.

         If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, the Holders of a majority in principal amount of the then outstanding Notes may appoint a successor Trustee to replace the successor Trustee appointed by the Company.


         If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company, or the Holders of at least 10% in principal amount of the then outstanding Notes may petition any court of competent jurisdiction for the appointment of a successor Trustee.


            If the Trustee, after written request by any Holder who has been a Holder for at least six months, fails to comply with Section 7.10, such Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.


            A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, provided all sums owing to the Trustee hereunder have been paid and subject to the Lien provided for in Section
7.07 hereof. Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 hereof shall continue for the benefit of the retiring Trustee.


Section 7.09.     Successor Trustee by Merger, etc.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the successor corporation without any further act shall be the successor Trustee.


Section 7.10.     Eligibility; Disqualification.

         There shall at all times be a Trustee hereunder that is a corporation organized and doing business under the laws of the United States of America or of any state thereof that is authorized under such laws to exercise corporate trustee power, that is subject to supervision or examination by federal or state authorities and that has, or is a direct or indirect wholly owned Subsidiary of a bank holding company that has, a combined capital and surplus of at least $100 million as set forth in its most recent published annual report of condition.


         This Indenture shall always have a Trustee who satisfies the requirements of TIA S 310(a)(1), (2) and (5). The Trustee is subject to TIA S 310(b).

Section 7.11.     Preferential Collection of Claims Against Company.

         The Trustee is subject to TIA S 311(a), excluding any creditor relationship listed in TIA S 311(b). A Trustee who has resigned or been removed shall be subject to TIA S 311(a) to the extent indicated therein.



                                    ARTICLE 8
                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

Section 8.01.     Option to Effect Legal Defeasance or Covenant Defeasance.

         The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Notes upon compliance with the conditions set forth below in this Article Eight.


Section 8.02.     Legal Defeasance and Discharge.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire Indebtedness represented by the outstanding Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 hereof and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (a) the rights of Holders of outstanding Notes to receive solely from the trust fund described in Section
8.04 hereof, and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due, (b) the Company's obligations with respect to such Notes under Article 2 and Section 4.02 hereof, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder and the Company's obligations in connection therewith and (d) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.


Section 8.03.     Covenant Defeasance.

         Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.15, 4.16, and 4.17, hereof and clause (iv) of Section 5.01 hereof with respect to the outstanding Notes on and after the date the conditions set forth in Section 8.04 are satisfied (hereinafter, "Covenant Defeasance"), and the Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Notes shall not be deemed outstanding for accounting purposes). For this purpose, Covenant Defeasance means that, with respect to the outstanding Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Notes shall be unaffected thereby. In addition, upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03 hereof, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(d) through 6.01(g) hereof shall not constitute Events of Default.


Section 8.04.     Conditions to Legal or Covenant Defeasance.

         The following  shall be the  conditions to the  application  of either
Section 8.02 or 8.03 hereof to the outstanding Notes:


         In order to exercise either Legal Defeasance or Covenant Defeasance:


         (a) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in United States dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and Liquidated Damages, if any, and interest on the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and the Company must specify whether the Senior Notes are being defeased to maturity or to a particular redemption date;


         (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;


         (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

         (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(h) or 6.01(i) hereof is concerned, at any time in the period ending on the 91st day after the date of deposit;


         (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than this Indenture) to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;


         (f) the Company shall have delivered to the Trustee an Opinion of Counsel (which may be subject to customary exceptions) to the effect that on the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally;


         (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and


         (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.


Section 8.05. Deposited Money and Government Securities to be Held in Trust; Other Miscellaneous Provisions.

         Subject to Section 8.06 hereof, all money and non-callable Government Securities (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Notes shall be held in trust and applied by the Trustee, in accordance with the provisions of such Notes and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as Paying Agent) as the Trustee may determine, to the Holders of such Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.


         The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the cash or non-callable Government Securities deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Notes.

         Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the request of the Company any money or non-callable Government Securities held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance.


Section 8.06.     Repayment to Company.

         Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or (if then held by the Company) shall be discharged from such trust; and the Holder of such Note shall thereafter look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.


Section 8.07.     Reinstatement.

         If the Trustee or Paying Agent is unable to apply any United States dollars or non-callable Government Securities in accordance with Section 8.02 or
8.03 hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Notes shall be revived and reinstated as though no deposit had occurred pursuant to
Section 8.02 or 8.03 hereof until such time as the Trustee or Paying Agent is permitted to apply all such money in accordance with Section 8.02 or 8.03 hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money held by the Trustee or Paying Agent.



                                    ARTICLE 9
                        AMENDMENT, SUPPLEMENT AND WAIVER

Section 9.01.     Without Consent of Holders of Notes.

         Notwithstanding Section 9.02 of this Indenture, the Company and the Trustee may amend or supplement this Indenture or the Notes without the consent of any Holder of a Note:

         (a)      to cure any ambiguity, defect or inconsistency;


         (b) to provide for uncertificated Notes in addition to or in place of certificated Notes or to alter the provisions of Article 2 hereof (including the related definitions) in a manner that does not materially adversely affect any Holder;


         (c) to provide for the assumption of the Company's obligations to the Holders of the Notes by a successor to the Company pursuant to Article Five hereof;


         (d) to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights hereunder of any Holder of the Note; or


         (e) to comply with requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;


         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture in accordance with, and to the extent permitted by, Section 9.06 hereof.


Section 9.02.     With Consent of Holders of Notes.

         Except as provided below in this Section 9.02, the Company and the Trustee may amend or supplement this Indenture (including Section 3.09, 4.10 and 4.15 hereof) and the Notes with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes), and, subject to Sections 6.04 and 6.07 hereof, any existing Default or Event of Default (other than a Default or Event of Default in the payment of the principal of, premium, if any, or interest on the Notes, except a payment default resulting from an acceleration that has been rescinded) or compliance with any provision of this Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, the Notes). Without the consent of at least 75% in principal amount of the Notes then outstanding (including consents obtained in connection with a tender offer or exchange offer for, or purchase of, such Notes), no waiver or amendment to this Indenture may make any change in the provisions of Article 10 hereof that adversely affects the rights of any Holder of Notes. Section 2.08 hereof shall determine which Notes are considered to be "outstanding" for purposes of this Section 9.02.


         Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the

Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.02 hereof, the Trustee shall join with the Company in the execution of such amended or supplemental Indenture in accordance with and to the extent permitted by Section 9.06.


         It shall not be necessary for the consent of the Holders of Notes under this Section 9.02 to approve the particular form of any proposed amendment or waiver, but it shall be sufficient if such consent approves the substance thereof.


         After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders of Notes affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amended or supplemental Indenture or waiver. Subject to Sections 6.04 and 6.07 hereof, the Holders of a majority in aggregate principal amount of the Notes then outstanding voting as a single class may waive compliance in a particular instance by the Company with any provision of this Indenture or the Notes. However, without the consent of each Holder affected, an amendment or waiver under this Section 9.02 may not (with respect to any Notes held by a non-consenting Holder):


         (a) reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;


         (b) reduce the principal of or change the fixed maturity of any Note or alter or waive any of the provisions with respect to the redemption of the Notes except as provided above with respect to Sections 3.09, 4.10 and 4.15 hereof;


         (c) reduce the rate of or change the time for payment of interest, including default interest and Liquidated Damages, on any Note;


         (d) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);


         (e) make any Note payable in money other than that stated in the Notes;


         (f) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of or interest on the Notes;


         (g) waive a redemption payment with respect to any Note (other than a payment required by Sections 3.09, 4.10 and 4.15 hereof);

         (h) make any change in Section 6.04 or 6.07 hereof or in the foregoing amendment and waiver provisions; or


         (i) make any change in the foregoing amendment and waiver provisions.


Section 9.03.     Compliance with Trust Indenture Act.

         Every amendment or supplement to this Indenture or the Notes shall be set forth in a amended or supplemental Indenture that complies with the TIA as then in effect.


Section 9.04.     Revocation and Effect of Consents.

         Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder of a Note is a continuing consent by the Holder of a Note and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note. However, any such Holder of a Note or subsequent Holder of a Note may revoke the consent as to its Note if the Trustee receives written notice of revocation before the date the waiver, supplement or amendment becomes effective. An amendment, supplement or waiver becomes effective in accordance with its terms and thereafter binds every Holder.


Section 9.05.     Notation on or Exchange of Notes.

         The Trustee may place an appropriate notation about an amendment, supplement or waiver on any Note thereafter authenticated. The Company in exchange for all Notes may issue and the Trustee shall authenticate new Notes that reflect the amendment, supplement or waiver.


         Failure to make the appropriate notation or issue a new Note shall not affect the validity and effect of such amendment, supplement or waiver.


Section 9.06.     Trustee to Sign Amendments, etc.

         The Trustee shall sign any amended or supplemental Indenture authorized pursuant to this Article Nine if the amendment or supplement does not adversely affect the rights, duties, liabilities or immunities of the Trustee. The Company may not sign an amendment or supplemental Indenture until the Board of Directors approves it. In executing any amended or supplemental indenture, the Trustee shall be entitled to receive and (subject to Section 7.01 hereof) shall be fully protected in relying upon, in addition to the documents required by Section
11.04 hereof, an Officer's Certificate and an Opinion of Counsel stating that the execution of such amended or supplemental indenture is authorized or permitted by this Indenture.

                                   ARTICLE 10
                                  SUBORDINATION

Section 10.01.    Agreement to Subordinate.

         The Company agrees, and each Holder by accepting a Note agrees, that the Indebtedness evidenced by the Notes is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Debt (whether outstanding on the date hereof or hereafter created, incurred, assumed or guaranteed), and that the subordination is for the benefit of the holders of Senior Debt.


Section 10.02.    Liquidation; Dissolution; Bankruptcy.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property, in an assignment for the benefit of creditors or any marshaling of the Company's assets and liabilities:


                 (i) holders of Senior Debt shall be entitled to receive payment in full of all Obligations due in respect of such Senior Debt (including interest after the commencement of any such proceeding at the rate specified in the applicable Senior Debt) before Holders of the Notes shall be entitled to receive any payment with respect to the Notes (except that Holders may receive (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to
      Section 8.01 hereof); and

                 (ii) until all Obligations with respect to Senior Debt (as provided in clause (i) above) are paid in full, any distribution to which Holders would be entitled but for this Article 10 shall be made to holders of Senior Debt (except that Holders of Notes may receive (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof), as their interests may appear.

Section 10.03.    Default on Designated Senior Debt.

         (a) The Company may not make any payment or distribution to the Trustee or any Holder in respect of Obligations with respect to the Notes and may not acquire from the Trustee or any Holder any Notes for cash or property (other than (A) Permitted Junior Securities and (B) payments and other distributions made from any defeasance trust created pursuant to Section 8.01 hereof) until all principal and other Obligations with respect to the Senior Debt have been paid in full if:


                 (i) a default in the payment of any principal or other Obligations with respect to Designated Senior Debt occurs and is continuing beyond any applicable grace period in the agreement, indenture or other document governing such Designated Senior Debt; or

                 (ii) a default, other than a payment default, on Designated Senior Debt occurs and is continuing that then permits holders of the Designated Senior Debt to accelerate its maturity and the Trustee receives a notice of the default (a "Payment Blockage Notice") from a Person who may give it pursuant to Section 10.11 hereof. If the Trustee receives any such Payment Blockage Notice, no subsequent Payment Blockage Notice shall be effective for purposes of this Section unless and until (A) at least 360 days shall have elapsed since the effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on the Securities that have come due have been paid in full in cash. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 90 days.

         (b) The Company may and shall resume payments on and distributions in respect of the Notes and may acquire them upon the earlier of:


                 (i)  the date upon which the default is cured or waived, or

                 (ii) in the case of a default referred to in clause (ii) of
      Section 10.03(a) hereof, 179 days pass after notice is received if the maturity of such Designated Senior Debt has not been accelerated,

if this Article 10 otherwise permits the payment, distribution or acquisition at the time of such payment or acquisition.


Section 10.04.    Acceleration of Securities.

         If payment of the Securities is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Debt of the acceleration.


Section 10.05.    When Distribution Must Be Paid Over.

         In the event that the Trustee or any Holder receives any payment of any Obligations with respect to the Notes at a time when the Trustee or such Holder, as applicable, has actual knowledge that such payment is prohibited by Section
10.03 hereof, such payment shall be held by the Trustee or such Holder, in trust for the benefit of, and shall be paid forthwith over and delivered, upon written request, to, the holders of Senior Debt as their interests may appear or their Representative under the indenture or other agreement (if any) pursuant to which Senior Debt may have been issued, as their respective interests may appear, for application to the payment of all Obligations with respect to Senior Debt remaining unpaid to the extent necessary to pay such Obligations in full in accordance with their terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt.


         With respect to the holders of Senior Debt, the Trustee undertakes to perform only such obligations on the part of the Trustee as are specifically set forth in this Article 10, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into this Indenture against the Trustee. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt, and shall not be liable to any such holders if the Trustee shall pay over or distribute to or on behalf of Holders or the Company or any other Person money or assets to which any holders of Senior Debt shall be entitled by virtue of this Article 10, except if such payment is made as a result of the willful misconduct or gross negligence of the Trustee.


Section 10.06.    Notice by Company.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of any Obligations with respect to the Notes to violate this Article 10, but failure to give such notice shall not affect the subordination of the Notes to the Senior Debt as provided in this Article 10.


Section 10.07.    Subrogation.

         After all Senior Debt is paid in full and until the Notes are paid in full, Holders of Notes shall be subrogated (equally and ratably with all other Indebtedness pari passu with the Notes) to the rights of holders of Senior Debt to receive distributions applicable to Senior Debt to the extent that distributions otherwise payable to the Holders of Notes have been applied to the payment of Senior Debt. A distribution made under this Article 10 to holders of Senior Debt that otherwise would have been made to Holders of Notes is not, as between the Company and Holders, a payment by the Company on the Notes.


Section 10.08.    Relative Rights.

         This Article 10 defines the relative rights of Holders of Notes and holders of Senior Debt. Nothing in this Indenture shall:


                 (i) impair, as between the Company and Holders of Notes, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms;

                 (ii) affect the relative rights of Holders of Notes and creditors of the Company other than their rights in relation to holders of Senior Debt; or

                 (iii)prevent the Trustee or any Holder of Notes from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders and owners of Senior Debt to receive distributions and payments otherwise payable to Holders of Notes.

         If the Company fails because of this Article 10 to pay principal of or interest on a Note on the due date, the failure is still a Default or Event of Default.


Section 10.09.    Subordination May Not Be Impaired by Company.

         No right of any holder of Senior Debt to enforce the subordination of the Indebtedness evidenced by the Notes shall be impaired by any act or failure to act by the Company or any Holder or by the failure of the Company or any Holder to comply with this Indenture.

Section 10.10.    Distribution or Notice to Representative.

         Whenever a distribution is to be made or a notice given to holders of Senior Debt, the distribution may be made and the notice given to their Representative.


         Upon any payment or distribution of assets of the Company referred to in this Article 10, the Trustee and the Holders of Notes shall be entitled to rely upon any order or decree made by any court of competent jurisdiction or upon any certificate of such Representative or of the liquidating trustee or agent or other Person making any distribution to the Trustee or to the Holders of Notes for the purpose of ascertaining the Persons entitled to participate in such distribution, the holders of the Senior Debt and other Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10.


Section 10.11.    Rights of Trustee and Paying Agent.

         Notwithstanding the provisions of this Article 10 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment or distribution by the Trustee, and the Trustee and the Paying Agent may continue to make payments on the Notes, unless the Trustee shall have received at its Corporate Trust Office at least five Business Days prior to the date of such payment written notice of facts that would cause the payment of any Obligations with respect to the Notes to violate this Article 10. Only the Company or a Representative may give the notice. Nothing in this Article 10 shall impair or subordinate the claims of, or payments to, the Trustee under or pursuant to
Section 7.07 hereof.


         The Trustee in its individual or any other capacity may hold Senior Debt with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights.


Section 10.12.    Authorization to Effect Subordination.

         Each Holder of Notes, by the Holder's acceptance thereof, authorizes and directs the Trustee on such Holder's behalf to take such action as may be necessary or appropriate to effectuate the subordination as provided in this
Article 10, and appoints the Trustee to act as such Holder's attorney-in-fact for any and all such purposes. If the Trustee does not file a proper proof of claim or proof of debt in the form required in any proceeding referred to in
Section 6.09 hereof at least 30 days before the expiration of the time to file such claim, the Representatives are hereby authorized to file an appropriate claim for and on behalf of the Holders of the Notes.


Section 10.13.    Amendments.

         The provisions of this Article 10 shall not be amended or modified without the written consent of the holders of all Senior Debt.

                                   ARTICLE 11
                                  MISCELLANEOUS

Section 11.01.    Trust Indenture Act Controls.

         If any provision of this Indenture limits, qualifies or conflicts with the duties imposed by TIA ss.318(c), the imposed duties shall control.


Section 11.02.    Notices.

         Any notice or communication by the Company or the Trustee to the others is duly given if in writing and delivered in Person or mailed by first class mail (registered or certified, return receipt requested), telex, telecopier or overnight air courier guaranteeing next day delivery, to the others' address:


         If to the Company:


                  Hyperion Telecommunications, Inc.
                  Main at Water Street
                  P.O. Box 472
                  Coudersport, Pennsylvania  16915
                  Telecopier No.: (814) 274-8631
                  Attention: Daniel R. Milliard

            With a copy to:


                  Buchanan Ingersoll
                  One Oxford Centre
                  301 Grant Street
                  20th Floor
                  Pittsburgh, Pennsylvania  15219-1410
                  Attention: Carl E. Rothenberger, Jr.

         If to the Trustee:


                  Bank of Montreal Trust Company
                  Wall Street Plaza
                  88 Pine Street, 19th Floor
                  New York, New York  10005
                  Telecopier No.: (212) 701-7684
                  Attention: Corporate Trust Department

         The Company or the Trustee, by notice to the others may designate additional or different addresses for subsequent notices or communications.

         All notices and communications (other than those sent to Holders) shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied; and the next Business Day after timely delivery to the courier, if sent by overnight air courier guaranteeing next day delivery.


         Any notice or communication to a Holder shall be mailed by first class mail, certified or registered, return receipt requested, or by overnight air courier guaranteeing next day delivery to its address shown on the register kept by the Registrar. Any notice or communication shall also be so mailed to any Person described in TIA S 313(c), to the extent required by the TIA. Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders.


         If a notice or communication is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.


         If the Company mails a notice or communication to Holders, it shall mail a copy to the Trustee and each Agent at the same time.


Section 11.03.    Communication by Holders of Notes with Other Holders of Notes.

         Holders may communicate pursuant to TIA S 312(b) with other Holders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and anyone else shall have the protection of TIA S 312(c).


Section 11.04.    Certificate and Opinion as to Conditions Precedent.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:


         (a) an Officers' Certificate in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of the signers, all conditions precedent and covenants, if any, provided for in this Indenture relating to the proposed action have been satisfied; and


         (b) an Opinion of Counsel in form and substance reasonably satisfactory to the Trustee (which shall include the statements set forth in Section 11.05 hereof) stating that, in the opinion of such counsel, all such conditions precedent and covenants have been satisfied.

Section 11.05.    Statements Required in Certificate or Opinion.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (other than a certificate provided pursuant to TIA S 314(a)(4)) shall comply with the provisions of TIA S 314(e) and shall include:


         (a) a statement that the Person making such certificate or opinion has read such covenant or condition;


         (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;


         (c) a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been satisfied; and


         (d) a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.


Section 11.06.    Rules by Trustee and Agents.

         The Trustee may make reasonable rules for action by or at a meeting of Holders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.


Section 11.07. No Personal Liability of Directors, Officers, Employees and Stockholders.

         No past, present or future director, officer, employee, incorporator or stockholder of the Company, as such, shall have any liability for any obligations of the Company under the Notes, or this Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.


Section 11.08.    Governing Law.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE NOTES WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

Section 11.09.    No Adverse Interpretation of Other Agreements.

         This Indenture may not be used to interpret any other indenture, loan or debt agreement of the Company or its Subsidiaries or of any other Person. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.


Section 11.10.    Successors.

         All agreements of the Company in this Indenture and the Notes shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors.


Section 11.11.    Severability.

         In case any provision in this Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.


Section 11.12.    Counterpart Originals.

         The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.


Section 11.13.    Table of Contents, Headings, etc.

         The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.


                         [Signatures on following page]

                                   SIGNATURES


Dated as of March 2, 1999

                                            HYPERION TELECOMMUNICATIONS, INC.

                                                          Issuer


                                            By:   /s/ Daniel R. Milliard
                                            Name: Daniel R. Milliard
                                            Title: President

Dated as of March 2, 1999

                                              BANK OF MONTREAL TRUST COMPANY
                                                          TRUSTEE

                                            By: /s/ Amy Roberts
                                            Name: Amy Roberts
                                            Title: Vice President

                                    EXHIBIT A

                                         A-2



                                   [Face of Note]
--------------------------------------------------------------------------------

                                                     CUSIP/CINS ____________


                     12% Senior Subordinated Notes due 2007

No. ___                                                           $___________


                        HYPERION TELECOMMUNICATIONS, INC.

promises to pay to

or registered assigns,

the principal sum of

Dollars on _____________, 2007.

Interest Payment Dates:  ____________ and ____________

Record Dates:  ____________ and ____________

Dated: _______________, 1999


                                              HYPERION TELECOMMUNICATIONS, INC.


                                              By:
                                              Name:
                                              Title:


                                              By:
                                              Name:
                                              Title:


                                                                      (SEAL)
This is one of the Notes referred to in the within-mentioned Indenture:

BANK OF MONTREAL TRUST COMPANY,
  as Trustee


By: __________________________________
         Authorized Signatory

--------------------------------------------------------------------------------

                                 [Back of Note]
                     12% Senior Subordinated Notes due 2007

[Insert the Global Note Legend, if applicable pursuant to the provisions of the Indenture]

[Insert the Private Placement Legend, if applicable pursuant to the provisions of the Indenture]

         Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.


         1. INTEREST. Hyperion Telecommunications, Inc., a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Note at 12% per annum from March 2, 1999 until maturity and shall pay the Liquidated Damages payable pursuant to Section 4.01 of the Indenture and relating to the Registration Rights Agreement referred to below. The Company will pay interest and Liquidated Damages semi-annually in arrears on May 1 and November 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; provided that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be May 1, 1999. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.


         2. METHOD OF PAYMENT. The Company will pay interest on the Notes (except defaulted interest) and Liquidated Damages to the Persons who are registered Holders of Notes at the close of business on the April 15 or October 15 next preceding the Interest Payment Date, even if such Notes are canceled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Notes will be payable as to principal, premium and Liquidated Damages, if any, and interest at the office or agency of the Company maintained for such purpose within or without the City and State of New York, or, at the option of the Company, payment of interest and Liquidated Damages may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium and Liquidated Damages on, all Global Notes and all other Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.


         3. PAYING AGENT AND REGISTRAR. Initially, Bank of Montreal Trust Company, the Trustee under the Indenture, will act as Paying Agent and

Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. The Company or any of its Subsidiaries may act in any such capacity.


         4. INDENTURE. The Company issued the Notes under an Indenture dated as of March 2, 1999 ("Indenture") between the Company and the Trustee. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code SS 77aaa-77bbbb). The Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Notes are unsecured obligations of the Company limited to $300.0 million in aggregate principal amount, plus amounts, if any, issued to pay Liquidated Damages on outstanding Notes as set forth in Paragraph 2 hereof.


            5.    OPTIONAL REDEMPTION.


         (a) Except as set forth in subparagraph (b) of this Paragraph 5, the Company will not have the option to redeem the Notes prior to November 1, 2003. Thereafter, the Company will have the option to redeem the Notes, in whole or in part, upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on November 1 of the years indicated below:


        Year                                                 Percentage
        2003........................................            106.000%
        2004........................................            103.000%
        2005 and thereafter.........................            100.000%


            (b) Notwithstanding the provisions of subparagraph (a) of this Paragraph 5, at any time prior to May 1, 2002, the Company may redeem up to a maximum of 25% of the aggregate principal amount of the Notes then outstanding at a redemption price of 112.000% of the principal amount thereof, with the net proceeds from either (i) an underwritten public offering of the common stock of the Company or (ii) a sale of the Capital Stock (other than Disqualified Stock) of the Company to a Strategic Investor (excluding Affiliates of the Company) in a single transaction or a series of related transactions for at least $25.0 million (clauses (i) and (ii) together, collectively referred to herein as "Qualified Equity Offerings"); provided that, in either case, at least 75% in aggregate principal amount of the Notes remain outstanding immediately after the occurrence of such redemption; and provided, further, that such redemption must occur within 90 days of the date of the closing of such Qualified Equity Offering.


            6.    MANDATORY REDEMPTION.


         Except as set forth in paragraph 7 below, the Company will not be required to make mandatory redemption payments with respect to the Notes.

            7. REPURCHASE AT OPTION OF HOLDER.


         (a) If there is a Change of Control, the Company will be required to make an offer (a "Change of Control Offer") to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of each Holder's Notes at a purchase price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date of repurchase (the "Change of Control Payment"). Within 10 days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.


         (b) If the Company or a Subsidiary consummates any Asset Sales, within five Business Days of each date on which the aggregate amount of Excess Proceeds exceeds $2.5 million, the Company shall commence an offer to all Holders of Notes (as "Asset Sale Offer") pursuant to Section 3.09 of the Indenture to purchase the maximum principal amount of Notes that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the aggregate principal amount thereof plus accrued and unpaid interest and Liquidated Damages thereon, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. To the extent that the aggregate amount of Notes tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Company (or such Subsidiary) may use such deficiency for general corporate purposes. If the aggregate principal amount of Notes surrendered by Holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Notes to be purchased on a pro rata basis. Holders of Notes that are the subject of an offer to purchase will receive an Asset Sale Offer from the Company prior to any related purchase date and may elect to have such Notes purchased by completing the form entitled "Option of Holder to Elect Purchase" on the reverse of the Notes.


         8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Notes are to be redeemed at its registered address. Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Notes or portions thereof called for redemption.


         9. DENOMINATIONS, TRANSFER, EXCHANGE. The Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Notes may be registered and Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Note or portion of a Note selected for redemption, except for the unredeemed portion of any Note being redeemed in part. Also, the Company need not exchange or register the transfer of any Notes for a period of 15 days before a selection of Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.


         10. PERSONS DEEMED OWNERS. The registered Holder of a Note may be treated as its owner for all purposes.

         11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Notes, and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes. Without the consent of any Holder of a Note, the Indenture or the Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Company's obligations to Holders of the Notes in case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the Holders of the Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.


         12. DEFAULTS AND REMEDIES. Events of Default include: (i) default for 30 days in the payment when due of interest or Liquidated Damages on the Notes, whether or not prohibited by the provisions of Article 10 of the Indenture; (ii) default in payment when due of principal of or premium, if any, on the Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise, whether or not prohibited by the provisions of Article 10 of the Indenture; (iii) failure by the Company to comply with Section 4.07, 4.10, 4.15 or 5.01 of the Indenture; (iv) failure by the Company for 60 days after notice to the Company by the Trustee or the Holders of at least 25% in principal amount of the Notes then outstanding voting as a single class to comply with certain other agreements in the Indenture, the Notes ; (v) default under certain other agreements relating to Indebtedness of the Company which default results in the acceleration of such Indebtedness prior to its express maturity; (vi) certain final judgments for the payment of money that remain undischarged for a period of 60 days; and (vii) certain events of bankruptcy or insolvency with respect to the Company or any of its Material Subsidiaries. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.


         13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

         14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Notes.


         15. AUTHENTICATION. This Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.


         16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).


         17. ADDITIONAL RIGHTS OF HOLDERS OF RESTRICTED GLOBAL NOTES AND RESTRICTED DEFINITIVE NOTES. In addition to the rights provided to Holders of Notes under the Indenture, Holders of Restricted Global Notes and Restricted Definitive Notes shall have all the rights set forth in the Registration Rights Agreement dated as of March 2, 1999, among the Company and the parties named on the signature pages thereof (the "Registration Rights Agreement").


         18. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.


         The Company will furnish to any Holder upon written request and without charge a copy of the Indenture and/or the Registration Rights Agreement. Requests may be made to:


Hyperion Telecommunications, Inc.
Main at Water Street
P.O. Box 472
Coudersport, Pennsylvania  16915
Attention:  Daniel R. Milliard

                                 ASSIGNMENT FORM

           To assign this Note, fill in the form below:

(I)                                              or (we) assign and transfer
                                                 this Note to: (Insert
                                                 assignee's legal name)


                  (Insert assignee's soc. sec. or tax I.D. no.)








              (Print or type assignee's name, address and zip code)

and irrevocably appoint
to transfer this Note on the books of the Company. The agent may substitute another to act for him.

Date:

                  Your Signature:
                   (Sign exactly as your name appears on the face of this Note)


Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).

                       OPTION OF HOLDER TO ELECT PURCHASE

           If you want to elect to have this Note purchased by the Company pursuant to Section 4.10 or 4.15 of the Indenture, check the appropriate box below:

                       ___ Section 4.10     ___ Section 4.15

           If you want to elect to have only part of the Note purchased by the Company pursuant to Section 4.10 or Section 4.15 of the Indenture, state the amount you elect to have purchased:

                                            $

Date:

                  Your Signature:
                   (Sign exactly as your name appears on the face of this Note)


                  Tax Identification No.:


Signature Guarantee*:

* Participant in a recognized Signature Guarantee Medallion Program (or other signature guarantor acceptable to the Trustee).


             SCHEDULE OF EXCHANGES OF INTERESTS IN THE GLOBAL NOTE*

         The following exchanges of a part of this Global Note for an interest in another Global Note or for a Definitive Note, or exchanges of a part of another Global Note or Definitive Note for an interest in this Global Note, have been made:

                                                                         Principal Amount         Signature of
                        Amount of decrease in Amount of increase in of this
                          Global Note authorized officer of Principal Amount
                          Principal Amount following such decrease Trustee or
                          Note
   Date of Exchange      of this Global Note    of this Global Note        (or increase)            Custodian
   ----------------      -------------------    -------------------        -------------            ---------

























* This schedule should be included only if the Note is issued in global form.


                                       B-1




                                    EXHIBIT B

                         FORM OF CERTIFICATE OF TRANSFER

Hyperion Telecommunications, Inc.
Main at Water Street
P.O. Box 472
Coudersport, Pennsylvania  16915


Bank of Montreal Trust Company
Wall Street Plaza
88 Pine Street, 19th Floor
New York, New York  10005
Attention:  Corporate Trust Department


            Re: 12% Senior Subordinated Notes due 2007


         Reference is hereby made to the Indenture, dated as of March 2, 1999 (the "Indenture"), between Hyperion Telecommunications, Inc., as issuer (the "Company"), and Bank of Montreal Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.


         ___________________, (the "Transferor") owns and proposes to transfer the Note[s] or interest in such Note[s] specified in Annex A hereto, in the principal amount of $___________ in such Note[s] or interests (the "Transfer"), to ___________________________ (the "Transferee"), as further specified in Annex A hereto. In connection with the Transfer, the Transferor hereby certifies that:


                             [CHECK ALL THAT APPLY]

         1. ___ Check if Transferee will take delivery of a beneficial interest in the 144A Global Note or a Definitive Note Pursuant to Rule 144A. The Transfer is being effected pursuant to and in accordance with Rule 144A under the United States Securities Act of 1933, as amended (the "Securities Act"), and, accordingly, the Transferor hereby further certifies that the beneficial interest or Definitive Note is being transferred to a Person that the Transferor reasonably believed and believes is purchasing the beneficial interest or Definitive Note for its own account, or for one or more accounts with respect to which such Person exercises sole investment discretion, and such Person and each such account is a "qualified institutional buyer" within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A and such Transfer is in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the 144A Global Note and/or the Definitive Note and in the Indenture and the Securities Act.

         2. __ Check if Transferee will take delivery of a beneficial interest in the Temporary Regulation S Global Note, the Regulation S Global Note or a Definitive Note pursuant to Regulation S. The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and, accordingly, the Transferor hereby further certifies that (i) the Transfer is not being made to a person in the United States and (x) at the time the buy order was originated, the Transferee was outside the United States or such Transferor and any Person acting on its behalf reasonably believed and believes that the Transferee was outside the United States or (y) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither such Transferor nor any Person acting on its behalf knows that the transaction was prearranged with a buyer in the United States, (ii) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or Rule 904(b) of Regulation S under the Securities Act [and/,]
(iii) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act and (iv) if the proposed transfer is being made prior to the expiration of the Restricted Period, the transfer is not being made to a U.S. Person or for the account or benefit of a U.S. Person (other than an Initial Purchaser). Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on Transfer enumerated in the Private Placement Legend printed on the Regulation S Global Note the Temporary Regulation S Global Note and/or the Definitive Note and in the Indenture and the Securities Act.


         3. ___ Check and complete if Transferee will take delivery of a beneficial interest in the IAI Global Note or a Definitive Note pursuant to any provision of the Securities Act other than Rule 144A or Regulation S. The Transfer is being effected in compliance with the transfer restrictions applicable to beneficial interests in Restricted Global Notes and Restricted Definitive Notes and pursuant to and in accordance with the Securities Act and any applicable blue sky securities laws of any state of the United States, and accordingly the Transferor hereby further certifies that (check one):


                 (a) ___ such Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act;

                                       or


                 (b) ___ such Transfer is being effected to the Company or a subsidiary thereof;

                                       or


                 (c) ___ such Transfer is being effected pursuant to an effective registration statement under the Securities Act and in compliance with the prospectus delivery requirements of the Securities Act;

                                       or


                 (d) ___ such Transfer is being effected to an Institutional Accredited Investor and pursuant to an exemption from the registration requirements of the Securities Act other than Rule 144A, Rule 144 or Rule

      904, and the Transferor hereby further certifies that it has not engaged in any general solicitation within the meaning of Regulation D under the Securities Act and the Transfer complies with the transfer restrictions applicable to beneficial interests in a Restricted Global Note or Restricted Definitive Notes and the requirements of the exemption claimed, which certification is supported by (1) a certificate executed by the Transferee in the form of Exhibit D to the Indenture and (2) if such Transfer is in respect of a principal amount of Notes at the time of transfer of less than $250,000, an Opinion of Counsel provided by the Transferor or the Transferee (a copy of which the Transferor has attached to this certification), to the effect that such Transfer is in compliance with the Securities Act. Upon consummation of the proposed transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the IAI Global Note and/or the Definitive Notes and in the Indenture and the Securities Act.

            4. ___ Check if Transferee will take delivery of a beneficial interest in an Unrestricted Global Note or of an Unrestricted Definitive Note.


         (a) ____ Check if Transfer is pursuant to Rule 144. (i) The Transfer is being effected pursuant to and in accordance with Rule 144 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.


         (b) ___ Check if Transfer is Pursuant to Regulation S. (i) The Transfer is being effected pursuant to and in accordance with Rule 903 or Rule 904 under the Securities Act and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any state of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will no longer be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes, on Restricted Definitive Notes and in the Indenture.


         (c) ___ Check if Transfer is Pursuant to Other Exemption. (i) The Transfer is being effected pursuant to and in compliance with an exemption from the registration requirements of the Securities Act other than Rule 144, Rule 903 or Rule 904 and in compliance with the transfer restrictions contained in the Indenture and any applicable blue sky securities laws of any State of the United States and (ii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act. Upon consummation of the proposed Transfer in accordance with the terms of the Indenture, the transferred beneficial interest or Definitive Note will not be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Global Notes or Restricted Definitive Notes and in the Indenture.

         This certificate and the statements contained herein are made for your benefit and the benefit of the Company.



                                           [Insert Name of Transferor]


                                            By:
                                            Name:
                                            Title:
Dated:

                       ANNEX A TO CERTIFICATE OF TRANSFER

      1. The Transferor owns and proposes to transfer the following:


                            [CHECK ONE OF (a) OR (b)]

             (a) ___   a beneficial interest in the:

               (i)   ___      144A Global Note (CUSIP            ), or
                                                      -----------

               (ii)  ___      Regulation S Global Note (CUSIP             ), or
                                                              ------------

               (iii) ___      IAI Global Note (CUSIP             ); or
                                                     ------------

             (b) v a Restricted Definitive Note.


      2. After the Transfer the Transferee will hold:


                                   [CHECK ONE]
             (a) ___   a beneficial interest in the:

               (i)  ___      144A Global Note (CUSIP            ), or
                                                     -----------

               (ii) ___      Regulation S Global Note (CUSIP             ), or
                                                             ------------

               (iii)___      IAI Global Note (CUSIP             ); or

               (iv) ___      Unrestricted Global Note (CUSIP             ); or
                                                             ------------

             (b) ___   a Restricted Definitive Note; or

             (c) ___   an Unrestricted Definitive Note,

                 in accordance with the terms of the Indenture.

                                    EXHIBIT C

                         FORM OF CERTIFICATE OF EXCHANGE

Hyperion Telecommunications, Inc.
Main at Water Street
P.O. Box 472
Coudersport, Pennsylvania  16915


Bank of Montreal Trust Company
Wall Street Plaza
88 Pine Street, 19th Floor
New York, New York  10005
Attention:  Corporate Trust Department


         Re: 12% Senior Subordinated Notes due 2007


                              (CUSIP ____________)

         Reference is hereby made to the Indenture, dated as of March 2, 1999 (the "Indenture"), between Hyperion Telecommunications, Inc., as issuer (the "Company"), and Bank of Montreal Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.


         __________________________, (the "Owner") owns and proposes to exchange the Note[s] or interest in such Note[s] specified herein, in the principal amount of $____________ in such Note[s] or interests (the "Exchange"). In connection with the Exchange, the Owner hereby certifies that:


         1. Exchange of Restricted Definitive Notes or Beneficial Interests in a Restricted Global Note for Unrestricted Definitive Notes or Beneficial Interests in an Unrestricted Global Note

         (a) ___ Check if Exchange is from beneficial interest in a Restricted Global Note to beneficial interest in an Unrestricted Global Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a beneficial interest in an Unrestricted Global Note in an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Global Notes and pursuant to and in accordance with the United States Securities Act of 1933, as amended (the "Securities Act"), (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest in an Unrestricted Global Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.


         (b) ___ Check if Exchange is from beneficial interest in a Restricted Global Note to Unrestricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.


         (c) ___ Check if Exchange is from Restricted Definitive Note to beneficial interest in an Unrestricted Global Note. In connection with the Owner's Exchange of a Restricted Definitive Note for a beneficial interest in an Unrestricted Global Note, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the beneficial interest is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.


         (d) ___ Check if Exchange is from Restricted Definitive Note to Unrestricted Definitive Note. In connection with the Owner's Exchange of a Restricted Definitive Note for an Unrestricted Definitive Note, the Owner hereby certifies (i) the Unrestricted Definitive Note is being acquired for the Owner's own account without transfer, (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to Restricted Definitive Notes and pursuant to and in accordance with the Securities Act, (iii) the restrictions on transfer contained in the Indenture and the Private Placement Legend are not required in order to maintain compliance with the Securities Act and (iv) the Unrestricted Definitive Note is being acquired in compliance with any applicable blue sky securities laws of any state of the United States.


         2. Exchange of Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes for Restricted Definitive Notes or Beneficial Interests in Restricted Global Notes


         (a) ___ Check if Exchange is from beneficial interest in a Restricted Global Note to Restricted Definitive Note. In connection with the Exchange of the Owner's beneficial interest in a Restricted Global Note for a Restricted Definitive Note with an equal principal amount, the Owner hereby certifies that the Restricted Definitive Note is being acquired for the Owner's own account without transfer. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the Restricted Definitive Note issued will continue to be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the Restricted Definitive Note and in the Indenture and the Securities Act.


         (b) ___ Check if Exchange is from Restricted Definitive Note to beneficial interest in a Restricted Global Note. In connection with the Exchange of the Owner's Restricted Definitive Note for a beneficial interest in the [CHECK ONE]___ 144A Global Note, ___ Regulation S Global Note, IAI Global Note with an equal principal amount, the Owner hereby certifies (i) the beneficial interest is being acquired for the Owner's own account without transfer and (ii) such Exchange has been effected in compliance with the transfer restrictions applicable to the Restricted Global Notes and pursuant to and in accordance with the Securities Act, and in compliance with any applicable blue sky securities laws of any state of the United States. Upon consummation of the proposed Exchange in accordance with the terms of the Indenture, the beneficial interest issued will be subject to the restrictions on transfer enumerated in the Private Placement Legend printed on the relevant Restricted Global Note and in the Indenture and the Securities Act.

            This certificate and the statements contained herein are made for your benefit and the benefit of the Company.




                                          [Insert Name of Transferor]


                                          By:
                                          Name:
                                          Title:

Dated:

                                    EXHIBIT D

                            FORM OF CERTIFICATE FROM
                   ACQUIRING INSTITUTIONAL ACCREDITED INVESTOR

Hyperion Telecommunications, Inc.
Main at Water Street
P.O. Box 472
Coudersport, Pennsylvania  16915


Bank of Montreal Trust Company
Wall Street Plaza
88 Pine Street, 19th Floor
New York, New York  10005
Attention:  Corporate Trust Department


         Re: 12% Senior Subordinated Notes due 2007


         Reference is hereby made to the Indenture, dated as of March 2, 1999 (the "Indenture"), between Hyperion Telecommunications, Inc., as issuer (the "Company"), and Bank of Montreal Trust Company, as trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Indenture.


         In connection with our proposed purchase of $____________ aggregate principal amount of:


         (a)    ___  a beneficial interest in a Global Note, or


         (b)    ___  a Definitive Note,


         we confirm that:


         1. We understand that any subsequent transfer of the Notes or any interest therein is subject to certain restrictions and conditions set forth in the Indenture and the undersigned agrees to be bound by, and not to resell, pledge or otherwise transfer the Notes or any interest therein except in compliance with, such restrictions and conditions and the United States Securities Act of 1933, as amended (the "Securities Act").


         2. We understand that the offer and sale of the Notes have not been registered under the Securities Act, and that the Notes and any interest therein may not be offered or sold except as permitted in the following sentence. We agree, on our own behalf and on behalf of any accounts for which we are acting as hereinafter stated, that if we should sell the Notes or any interest therein, we will do so only (A) to the Company or any subsidiary thereof, (B) in accordance with Rule 144A under the Securities Act to a "qualified institutional buyer" (as defined therein), (C) to an institutional "accredited investor" (as defined below) that, prior to such transfer, furnishes (or has furnished on its behalf by a U.S. broker-dealer) to you and to the Company a signed letter substantially in the form of this letter and, if such transfer is in respect of a principal amount of Notes, at the time of transfer of less than $250,000, an Opinion of Counsel in form reasonably acceptable to the Company to the effect that such transfer is in compliance with the Securities Act, (D) outside the United States in accordance with Rule 904 of Regulation S under the Securities Act, (E) pursuant to the provisions of Rule 144(k) under the Securities Act or
(F) pursuant to an effective registration statement under the Securities Act, and we further agree to provide to any person purchasing the Definitive Note or beneficial interest in a Global Note from us in a transaction meeting the requirements of clauses (A) through (E) of this paragraph a notice advising such purchaser that resales thereof are restricted as stated herein.


         3. We understand that, on any proposed resale of the Notes or beneficial interest therein, we will be required to furnish to you and the Company such certifications, legal opinions and other information as you and the Company may reasonably require to confirm that the proposed sale complies with the foregoing restrictions. We further understand that the Notes purchased by us will bear a legend to the foregoing effect.


         4. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or its investment.


         5. We are acquiring the Notes or beneficial interest therein purchased by us for our own account or for one or more accounts (each of which is an institutional "accredited investor") as to each of which we exercise sole investment discretion.


         You and the Company are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy hereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.



                                  [Insert Name of Accredited Investor]


                                  By:
                                  Name:
                                  Title:

Dated:

                                    EXHIBIT E

                            FORM OF INTERCOMPANY NOTE

         FOR VALUE RECEIVED, _______________, a _____________ corporation (the "Maker"), promises to pay Hyperion Telecommunications, Inc., a Delaware corporation (the "Lender"), or order to be paid, all cash advanced, from time to time, together with interest on the unpaid principal amount at a rate per annum equal to ___%, to the date of payment. All principal and accrued interest under this Note shall be due and payable on demand][on __________].


This Note may be prepaid in whole or in part at any time without penalty or premium.


         The right to please any and all statutes of limitations as a defense to demand hereunder is hereby waived to the extent permitted by law. The Maker, for itself and its successors and assigns, waives presentment, demand, protest and notice thereof or of dishonor, and waives the right to be released by reason of any extension of time or change in the terms of payment of any change, alteration, or release of any security given for the payment hereof.


This Note shall be governed by and construed in accordance with the laws of the State of New York.


                                     [MAKER]


By:
Name:
Title:


Hyperion Telecommunications, Inc.


By:
      Name:
      Title:

                                     Sch A-2


                                    SCHEDULE A

                              FIBER LEASE AGREEMENT

1. Lease Agreement, dated as of December 12, 1995, by and between PEC Energy Company and PECO Hyperion Telecommunications.

2. Lease Agreement, dated as of September 29, 1995, by and between Capital Telecommunications, Inc. and Hyperion Telecommunications of Harrisburg.

3. Facilities Lease Agreement, dated as of June 1, 1995, by and between TKR Cable Company and New Jersey Fiber Technologies.

4. Lease Agreement, dated 1993, by and between Multimedia Cablevision, Inc. and Multimedia Hyperion Telecommunications.

5. Facilities Agreement, dated as of June 30, 1994, by and between International Cablevision, Inc. and NHT Partnership.

6. Fiber Usage Master Agreement, dated as of August 1, 1992, by and between NewChannels Corp. and NewChannels/Hyperion Telecommunications of New York.

7. Fiber Usage Master Agreement, dated as of August 1, 1992, by and between NewChannels/Hyperion Telecommunications of New York and Ionian Communications, L.P. d/b/a Adelphia Cable Communications.

8. License Agreement, dated as of 1992, by and between Continental Cablevision of Jacksonville, Inc. and Continental Fiber Technologies, Inc.

9. Facilities Lease Agreement, dated as of January 30, 1995, by and between TCI TKR of Jefferson County, Inc. and Louisville Lightwave.

10. Contract for the Use of Capacity, dated as of May 1, 1994, as amended, by and between Viacom International, Inc. and AVR of Tennessee, L.P., d/b/a Hyperion of Tennessee, L.P.

11. Facilities Agreement dated as of September 20, 1993, between TCI of New York, Inc. and NHT Partnership.

12. License Agreement dated November 1, 1992, between Continental Cablevision of Virginia, Inc. and Alternet of Virginia.

13. Facilities Agreement dated as of July 10, 1996, between TCI of Lexington, Inc. and Louisville Lightwave.

14. Lease Agreement between Susquehanna Cable Co. and Susquehanna Hyperion Telecommunications, dated as of August 1, 1996, as amended.

15. Lease Agreement by and between Multi-Channel T.V. Cable Company d/b/a Adelphia Cable Communications and Hyperion Telecommunications of Vermont, Inc.

16.      Lease  Agreement  by  and  between  Allegheny   Communications Connect,
         Inc. and Allegheny Hyperion Telecommunications, LLC, dated as of November 4, 1997.

17. Capacity Use Agreement, dated as of September 1, 1997, by and between Entergy Hyperion Telecommunications of Arkansas, L.L.C. and Entergy Local Fiber Company, a division of Entergy Technology Holding Company.

18. Capacity Use Agreement, dated as of September 1, 1997, by and between Entergy Hyperion Telecommunications of Louisiana, L.L.C. and Entergy Local Fiber Company, a division of Entergy Technology Holding Company.

19. Capacity Use Agreement, dated as of September 1, 1997, by and between Entergy Hyperion Telecommunications of Mississippi, L.L.C. and Entergy Local Fiber Company, a division of Entergy Technology Holding Company.

20.      Any amendments and/or restatements of the above agreements.

                                     Sch B-2



                                   SCHEDULE B

                                 LOCAL PARTNERS

1.       PECO Energy Company

2.       Capital Telecommunications, Inc.

3.       Sutton Capital Associates, Inc.

4.       KRC/CCC Investment Partnership

5.       A.C. Communications Inc.

5.       Continental Telecommunications Corp. of Virginia

6.       Multimedia Telecommunications, Inc.

7.       TCI Telephony, Inc.

8.       NewChannels Telecommunications of New York, Inc.

9.       Continental Cablevision Investments, Inc.

10.      TKR Cable of Kentucky, Inc.

11.      Viacom Telecom Inc.

12.      Robin Media Group, Inc.

13.      InterMedia Partners Southeast

14.      CCC-NJFT, Inc.

15.      Advance/Newhouse Partnership

16.      Digital Direct, Inc.

17.      Lenfest Telephony, Inc.

18.      Entergy Local Fiber Company, a division of Entergy Technology Holding
         Company

19.      Susquehanna Fiber Systems, Inc.

20.      MediaOne

21.      KRC-NJFT, Inc.

22.      Allegheny Communications Connect, Inc.

23. Any Local Partners listed under, or who are parties to the Local Partner Agreements listed on, Schedule C.

24.      Any successors to the above named entities.

                                     Sch C-2


                                   SCHEDULE C

                            LOCAL PARTNER AGREEMENTS

1. Partnership Agreement of PECO Hyperion Telecommunications, dated as of October 9, 1995, by and between Hyperion Telecommunications of Pennsylvania, Inc. and PECO Energy Company.

2. Partnership Agreement of Hyperion Telecommunications of Harrisburg, dated as of September 25, 1994 between Hyperion Telecommunications of Pennsylvania, Inc. and Capital Telecommunications, Inc., as amended.

3. New Jersey Fiber Technologies Partnership Agreement, dated as of June 1994, by and among Hyperion Telecommunications of New Jersey, Inc., Sutton Capital Associates, Inc., KRC/CCC Investment Partnership and A.C. Communications Inc.

4. Joint Venture Agreement of Alternet of Virginia, dated as of November 1, 1992, by and between Hyperion Telecommunications of Virginia, Inc. and Continental Telecommunications Corp. of Virginia.

5.       General Partnership Agreement of Multimedia Hyperion
         Telecommunications, dated as of September 1, 1993, by and between Hyperion Telecommunications of Kansas, Inc., (assignee of Hyperion Telecommunications, Inc.) and Multimedia Telecommunications, Inc.

6. NHT Partnership Agreement, dated as of September 20, 1993, by and among Hyperion Telecommunications of New York, Inc., TCI Telephony, Inc. and NewChannels Telecommunications of New York, Inc.

7. NewChannels/Hyperion Telecommunications of New York Agreement of General Partnership, dated as of August 1, 1992 between Hyperion Telecommunications of New York, Inc. and NewChannels Telecommunications of New York, Inc., as amended, including First Addendum and Second Addendum thereto.

8. Continental Fiber Technologies, Inc. Stock Purchase and Stockholders' Agreement, dated as of August 31, 1992, by and among Hyperion Telecommunications of Florida, Inc., Continental Cablevision Investments, Inc. and Continental Fiber Technologies, Inc., n/k/a MediaOne Fiber Technologies, Inc.

9. Limited Partnership Agreement of AVR of Tennessee, L.P., dated as of November 15, 1993, by and among Hyperion Telecommunications of Tennessee, Inc., InterMedia Partners Southeast and Robin Media Group, Inc., as amended.

10. Louisville Lightwave General Partnership Agreement, dated as of July 20, 1994, by and between Hyperion Telecommunication of Kentucky, Inc. and TKR Cable of Kentucky, Inc., as amended.

11. Limited Partnership Agreement of Hyperion of Tennessee, L.P., dated as of July 31, 1996, by and among Hyperion Telecommunications of Tennessee, Inc., InterMedia Partners Southeast and Robin Media Group, Inc., as amended.

12. Partnership Agreement of Susquehanna Hyperion Telecommunications by and between Hyperion Telecommunications of Pennsylvania, Inc., and Susquehanna Fiber Systems, Inc., dated as of August 1, 1996.

13. Operating Agreement of Entergy Hyperion Telecommunications of Louisiana, L.L.C. dated as of April 24, 1997.

14. Operating Agreement of Entergy Hyperion Telecommunications of Mississippi, L.L.C. dated as of April 24, 1997.

15. Operating Agreement of Entergy Hyperion Telecommunications of Arkansas, L.L.C. dated as of April 24, 1997.

16. Operating Agreement of Allegheny Hyperion Telecommunications, LLC, dated as of November 4, 1997.

17.      Any other Local Partner Agreement with a party listed on Schedule B.

18.      Any amendments and/or restatements of the above agreements.

                                     Sch D-2


                                   SCHEDULE D

                              MANAGEMENT AGREEMENTS


1. Management Agreement, dated as of October 1995, by and between Hyperion Telecommunications, Inc. and PECO Hyperion Telecommunications.

2. Management Agreement, dated as of September 29, 1995, by and between Hyperion Telecommunications, Inc. and Hyperion Telecommunications of Harrisburg.

3. Management Agreement, dated as of June 1995, by and between Hyperion Telecommunications, Inc. and New Jersey Fiber Technologies.

4. Management and Consulting Agreement, dated as of November 1, 1992, by and between Hyperion Telecommunications of Virginia, Inc. and Alternet of Virginia.

5. Services Agreement, dated as of November 18, 1993, by and between Hyperion Telecommunications, Inc. and Multimedia Hyperion Telecommunications.

6. Management Agreement, dated as of June 30, 1994, by and between Hyperion Telecommunications of New York, Inc. and NHT Partnership.

7. Letter Agreement, dated as of July 13, 1994, by and among Hyperion Telecommunications, Inc. and NewChannels Hyperion Telecommunications (re: accounting).

8. Network Monitoring Agreement, dated as of October 1, 1994, by and among Hyperion Telecommunications, Inc. and NewChannels Hyperion Telecommunications.

9. Network Monitoring Agreement, dated as of August 1, 1993, between EMI Communications Corp. and NewChannels Hyperion Telecommunications.

10. Letter Agreement, dated August 16, 1993, as amended November 1994, between Hyperion Telecommunications, Inc. and NewChannels Hyperion Telecommunications (re: accounting).

11. Letter Agreement, dated February 28, 1995, between Hyperion Telecommunications, Inc. and NewChannels Hyperion Telecommunications (re: accounting).

12. Network Monitoring Agreement, dated as of October 1, 1993, by and between Hyperion Telecommunications, Inc. and Continental Fiber Technologies d/b/a AlterNet, n/k/a MediaOne Fiber Technologies, Inc.

13. Management Agreement, dated as of January 30, 1995, by and between Hyperion Telecommunications, Inc. and Louisville Lightwave.

14. Management Agreement, dated as of November 15, 1993, by and between Hyperion Telecommunications, Inc. and AVR of Tennessee, L.P., d/b/a Hyperion of Tennessee, L.P., as amended.

15. Management Agreement, dated as of January 1, 1995, by and between Hyperion Telecommunications, Inc. and Hyperion Telecommunications of Vermont, Inc.

16. Management Agreement, dated as of June 27, 1995, by and between Hyperion Telecommunications, Inc. and Hyperion Telecommunications of Virginia, Inc.

17. Network Monitoring Agreement, dated as of October 1, 1993, between Hyperion Telecommunications, Inc. and Alternet of Virginia.

18. Management and Consulting Agreement, dated as of June 1992, by and between Hyperion Telecommunications of Florida, Inc. and Continental Fiber Technologies, Inc.

19. Network Monitoring Agreement, dated as of December 1, 1994, between Hyperion Telecommunications, Inc. and NewChannels Hyperion Telecommunications.

20. Management Agreement between Hyperion Telecommunications, Inc. and Entergy Hyperion Telecommunications of Louisiana, L.L.C. dated as of April 24, 1997.

21. Management Agreement between Hyperion Telecommunications, Inc. and Entergy Hyperion Telecommunications of Mississippi, L.L.C. dated as of April 24, 1997.

22. Management Agreement between Hyperion Telecommunications, Inc. and Entergy Hyperion Telecommunications of Arkansas, L.L.C. dated as of April 24, 1997.

23. Management Agreement between Hyperion Telecommunications, Inc. and Susquehanna Hyperion Telecommunications, dated as of August 1, 1996, as amended.

24. Management Agreement between Hyperion Telecommunications, Inc. and Allegheny Hyperion Telecommunications, LLC, dated as of November 4, 1997.

25.      Any amendments and/or restatements of the above agreements.



                                     Sch E-1



                                   SCHEDULE E

                FORM OF FINANCIAL INFORMATION AND OPERATING DATA
         OF THE SUBSIDIARIES AND THE JOINT VENTURES PRESENTED BY CLUSTER

Date presented for the fiscal period ended ____________:

---------------------------------------- ------------------ ------------------- ------------------ ==================
                                            NORTH EAST         MID-ATLANTIC           MID-          OTHER NETWORKS
FINANCIAL DATA                                                                        SOUTH
---------------------------------------- ------------------ ------------------- ------------------ ==================
---------------------------------------- ------------------ ------------------- ------------------ ==================
Total Revenue
---------------------------------------- ------------------ ------------------- ------------------ ==================
---------------------------------------- ------------------ ------------------- ------------------ ==================
Total Capital Expenditures
---------------------------------------- ------------------ ------------------- ------------------ ==================
---------------------------------------- ------------------ ------------------- ------------------ ==================
Total EBITDA
---------------------------------------- ------------------ ------------------- ------------------ ==================
---------------------------------------- ------------------ ------------------- ------------------ ==================
Proportional Revenue\*
---------------------------------------- ------------------ ------------------- ------------------ ==================
---------------------------------------- ------------------ ------------------- ------------------ ==================
Proportional Capital Expenditures\*
---------------------------------------- ------------------ ------------------- ------------------ ==================
---------------------------------------- ------------------ ------------------- ------------------ ==================
Proportional EBITDA\*
---------------------------------------- ------------------ ------------------- ------------------ ==================
---------------------------------------- ------------------ ------------------- ------------------ ==================
STATISTICAL DATA
---------------------------------------- ------------------ ------------------- ------------------ ==================
---------------------------------------- ------------------ ------------------- ------------------ ==================
Route Miles
---------------------------------------- ------------------ ------------------- ------------------ ==================
---------------------------------------- ------------------ ------------------- ------------------ ==================
Fiber Miles
---------------------------------------- ------------------ ------------------- ------------------ ==================
---------------------------------------- ------------------ ------------------- ------------------ ==================
Buildings connected
---------------------------------------- ------------------ ------------------- ------------------ ==================
---------------------------------------- ------------------ ------------------- ------------------ ==================
LEC-COs collocated\**
---------------------------------------- ------------------ ------------------- ------------------ ==================
---------------------------------------- ------------------ ------------------- ------------------ ==================
Voice Grade Equivalent Circuits
---------------------------------------- ------------------ ------------------- ------------------ ==================






---------------
*        Represents portion of revenue attributable to the Company.

**       Local Exchange Carrier's central office.

                                     Sch F-1



                                   SCHEDULE F

                FORM OF FINANCIAL INFORMATION AND OPERATING DATA
           OF HYPERION OF TENNESSEE, INC., HYPERION OF FLORIDA, INC.,
              HYPERION OF VERMONT, INC., HYPERION OF KENTUCKY, INC.
                         AND HYPERION OF NEW York, INC.

Date presented for the fiscal period ended ____________:

------------------------------------------------------------------------- ===========================================
FINANCIAL DATA                                                                         ($ in thousands)
------------------------------------------------------------------------- ===========================================
------------------------------------------------------------------------- ===========================================
Total Revenue
------------------------------------------------------------------------- ===========================================
------------------------------------------------------------------------- ===========================================
Total Capital Expenditures
------------------------------------------------------------------------- ===========================================
------------------------------------------------------------------------- ===========================================
Total EBITDA
------------------------------------------------------------------------- ===========================================
------------------------------------------------------------------------- ===========================================
Gross Property, Plant and Equipment
------------------------------------------------------------------------- ===========================================
------------------------------------------------------------------------- ===========================================
STATISTICAL DATA
------------------------------------------------------------------------- ===========================================
------------------------------------------------------------------------- ===========================================
Route Miles
------------------------------------------------------------------------- ===========================================
------------------------------------------------------------------------- ===========================================
Fiber Miles
------------------------------------------------------------------------- ===========================================
------------------------------------------------------------------------- ===========================================
Buildings connected
------------------------------------------------------------------------- ===========================================
------------------------------------------------------------------------- ===========================================
LEC-COs collocated\*
------------------------------------------------------------------------- ===========================================
------------------------------------------------------------------------- ===========================================
Voice Grade Equivalent Circuits
------------------------------------------------------------------------- ===========================================
------------------------------------------------------------------------- ===========================================
Access Lines
------------------------------------------------------------------------- ===========================================






---------------
*        Local Exchange Carrier's central office.
